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                (Name of Registrant as Specified In Its Charter)
                              TITANIUM METALS CORPORATION

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                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

April 16, 1997

Dear Stockholder:
You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Titanium Metals Corporation ( TIMET or the Company ), which will be held on Friday, May 9, 1997, at 10:00 a.m., Mountain Daylight Time, at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.
Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET s Bylaws.
Sincerely,


J. Landis Martin
Chairman of the Board and
Chief Executive Officer





                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    Notice of Annual Meeting of Stockholders
                             To Be Held May 9, 1997


To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the
 Meeting ) of Titanium Metals Corporation, a Delaware corporation ( TIMET or the Company ), will be held on Friday, May 9, 1997, at 10:00 a.m., Mountain Daylight Time, at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, for the following purposes:

(1) To elect six directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
(2) To consider and vote on the Company s 1996 Long Term Performance Incentive Plan;
(3) To consider and vote on the Company s Senior Executive Incentive Compensation Plan; and
(4) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 19, 1997, as the record date (the Record Date ) for the Meeting. Only holders of TIMET s common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at TIMET s corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.
You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

In accordance with the Company s Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.

                  By order of the Board of Directors,


                  Robert E. Musgraves
                  Vice President, General Counsel and Secretary

Denver, Colorado
April 16, 1997




                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                                 Proxy Statement

General Information
This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the Board of Directors ) of Titanium Metals Corporation, a Delaware corporation ( TIMET or the Company ), for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Friday, May 9, 1997, at 10:00 a.m., Mountain Daylight Time, at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, and at any adjournment or postponement thereof (the Meeting ). This Proxy Statement and the accompanying proxy card or voting instruction form were first mailed to the holders of TIMET s common stock, $.01 par value per share ( TIMET Common Stock ), on or about April 16, 1997.

Purpose of the Meeting
Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors to serve until the 1998 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, (ii) a proposal to approve the Company s 1996 Long Term Performance Incentive Plan (the TIMET Stock Incentive Plan ), (iii) a proposal to approve the Company s Senior Executive Incentive Compensation Plan (the Senior Executive Cash Incentive Plan ), and (iv) such other business as may properly come before the Meeting.
The Company is not aware of any business to be presented for consideration at the Meeting other than as set forth in items (i)-(iii) above.

Voting Rights and Quorum
The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

At the Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/ nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company s Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote, including the approval of the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan, will require the affirmative vote of a majority of the shares represented at the Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against the approval of the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan or any other matter coming before the Meeting.

First Chicago Trust Company of New York ( First Chicago ), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting. All proxies and ballots delivered to First Chicago shall be kept confidential by First Chicago in accordance with the Company s Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting is the close of business on March 19, 1997 (the Record Date ). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 31,456,655 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Meeting.

As of the Record Date, Tremont Corporation ( Tremont ) held approximately 30% of the outstanding shares of TIMET Common Stock. Tremont has indicated its intention to have such shares represented at the Meeting and to vote such shares
 FOR the election of all of the nominees for director set forth in this Proxy Statement and FOR the approval of the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan. By agreement, the shares of TIMET Common Stock held by an affiliate of IMI plc ( IMI ), constituting approximately 6.4% of the TIMET Common Stock outstanding, are required to be voted in favor of the four nominees being proposed by Tremont (Messrs. Martin, Dixey, and Compofelice and Gen. Stafford; collectively the Tremont Representatives ). See Shareholder Agreements and Security Ownership below. If all of such shares are voted as indicated and all other outstanding shares of TIMET Common Stock are represented and voted at the Meeting, (a) the additional affirmative vote of 20% or more of the TIMET Common Stock entitled to vote will assure the election of the director nominees other than the Tremont Representatives for director and the approval of the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan and
(b) the additional affirmative vote of 14% or more of the TIMET Common Stock entitled to vote will assure the election of the Tremont Representatives. In addition, all of such nominees for director will be elected if no other person receives the vote of more shares than the number of shares voted by Tremont.

Proxy Solicitation
This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, at a cost that the Company estimates will not exceed $2,000. Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instruction indicated in such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of the six nominees set forth below as directors, (ii) FOR approval of the TIMET Stock Incentive Plan, (iii)
 FOR approval of the Senior Executive Cash Incentive Plan, and (iv) in the discretion of the proxy holders on any other matter that may properly come before the Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to First Chicago a written revocation of the proxy, (ii) delivering to First Chicago a duly executed proxy bearing a later date, or (iii) by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy previously given.

Proposal-Election of Directors
The Bylaws of the Company currently provide that the Board of Directors shall consist of six persons. The Bylaws may be amended by the Board of Directors or by a resolution adopted by the holders of a majority of the shares of TIMET Common Stock entitled to vote for the election of directors. The six directors elected at the Meeting will hold office until the 1998 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees set forth below, except Mr. Mikami, are currently directors of the Company whose term will expire at the Meeting. Mr. Yukiji Tadokoro, a director of the Company since 1990 and a representative of Union Titanium Sponge Corporation ( UTSC ), the holder of approximately 10% of the TIMET Common Stock outstanding, has indicated his intention not to stand for re-election. Pursuant to an existing agreement with the Company
(see Shareholder Agreements below), UTSC designated Mr. Mikami to take Mr. Tadokoro s position on the Board, subject to approval by the Company s stockholders at the Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors.
The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

The Board of Directors recommends a vote  FOR  the nominees identified below.

Nominees for Director
The following information has been provided by the respective nominees for election to the Board of Directors:

J. Landis Martin, 51, has been Chairman of the Company and a director since 1987 and Chief Executive Officer of the Company since 1995. He also served as President of the Company from 1995 to 1996. Mr. Martin has served as Chairman of Tremont since 1990, as Chief Executive Officer and a director of Tremont since 1988, and except for a period in 1990, President of Tremont since 1987. Mr. Martin has served as President and Chief Executive Officer of NL Industries, Inc. ( NL ), a manufacturer of titanium dioxide pigment and specialty chemicals, since 1987 and as a director of NL since 1986. NL may be deemed to be an affiliate of the Company. From 1990 until its acquisition by Dresser Industries, Inc. ( Dresser ) in 1994, Mr. Martin served as Chairman of the Board and Chief Executive Officer of Baroid Corporation ( Baroid ), an oilfield services company. Baroid may have been deemed to have been an affiliate of NL and Tremont for a portion of such period. In addition to Tremont and NL, Mr. Martin is a director of Dresser, which is engaged in the petroleum services, hydrocarbon processing and engineering industries, and Apartment Investment Management Corporation, a real estate investment trust.

Andrew R. Dixey, 47, has been President, Chief Operating Officer and a director of the Company since February 1996. Prior to this appointment, Mr. Dixey was, from 1995, Managing Director of IMI Titanium Ltd. ( IMI Titanium ), where he had responsibility for the titanium interests of IMI in both Europe and North America. During 1995, Mr. Dixey was Chief Executive Officer of Helix plc, which is engaged in the scholastic supplies business, and from 1971 to 1994, Mr. Dixey held various executive positions in the GKN plc Group of companies, a manufacturer of automobile components.

Joseph S. Compofelice, 47, has been Vice President and Chief Financial Officer of the Company since 1996 and has been a director of the Company since 1994 (except for the period from March 1996 to July 1996). Since 1994, he has also been Vice President and Chief Financial Officer of Tremont and NL and, since 1995, a director of NL. Since 1994, Mr. Compofelice has also been Executive Vice President of Valhi, Inc. ( Valhi ), which is engaged in component products and waste control and, through NL, in the titanium dioxide pigment and specialty chemicals industries. Valhi may be deemed to be an affiliate of the Company. From 1990 until 1993, Mr. Compofelice was Vice President and Chief Financial Officer of Baroid.

Edward C. Hutcheson, Jr., 51, has been a director of the Company since April 1996. Mr. Hutcheson is co-founder and a director of Castle Tower Corporation
( Castle Tower ), an owner and manager of wireless communication antenna sites and transmission facilities, since October 1994. He served as Chairman of the Board of Castle Tower from October 1996 to April 1997 and was President and Chief Executive Officer of Castle Tower from 1994 through October 1996. From January 1994 until September 1994, he was involved in private investment activities leading to the creation of Castle Tower. From 1990 until 1993, Mr. Hutcheson served as the President, Chief Operating Officer and a director of Baroid.

Hiroomi Mikami, 57, has been Associate Director and General Manager of the Investment Planning and Administration Department, Corporate Planning Division of Mitsui & Co., Ltd. since 1996. From 1994 to 1996,
Mr. Mikami was General Manger of the Investment Planning and Administration Department, Corporate Planning Division of Mitsui & Co., Ltd. From 1992 to 1994, Mr. Mikami was General Manager of the Newer Metals Division, Non-Ferrous Metals Group of Mitsui & Co., Ltd.

General Thomas P. Stafford (retired), 66, has been a director of the Company since April 1996. Gen. Stafford has served as co-founder of Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. Gen. Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ( USAF ) and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for research, development and acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. Gen. Stafford has served as a director of Tremont since 1989. Gen. Stafford is also a director of Allied-Signal Inc., CMI Corporation, Fischer Scientific, Inc., Pacific Scientific Corporation, Seagate Technologies, Inc., The Wackenhut Corporation and Wheelabrator Technologies, Inc., and is Chairman of the Board of the Omega Watch Corporation of America, the United State affiliate of the Omega Watch Company.

For information concerning legal proceedings and certain transactions to which certain director nominees are parties and other matters, see Certain Litigation and Certain Relationships and Transactions below.
Board Meetings
The Board of Directors held five meetings in 1996 and took action by written consent in lieu of a meeting six times in 1996. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings held during the period for committees on which they served.

Board Committees
The Board of Directors has established the following standing committees:

Audit Committee. The principal responsibilities and authority of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company s independent auditors; to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls; and, to direct and supervise special audit inquiries. The current members of the Audit Committee are Gen. Thomas P. Stafford (Chairman), Edward C. Hutcheson, Jr. and Y. Tadokoro. The Audit Committee held one meeting in 1996.

Management Development and Compensation Committee. The principal responsibilities and authority of the Management Development and Compensation Committee (the Compensation Committee ) are to review and approve certain matters involving executive compensation, including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer; to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the Company s incentive plans; except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revisions to compensation plans and employee benefit programs; to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required; to review and recommend any executive employment contract; and, to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Edward C. Hutcheson, Jr. (Chairman) and Gen. Thomas
P. Stafford. The Compensation Committee held two meetings in 1996 and took action by written consent three times in 1996.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Gen. Thomas P. Stafford (Chairman) and Edward C. Hutcheson, Jr. The Nominations Committee held no meetings in 1996. In 1997, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Pension and Employee Benefits Committee. The Pension and Employee Benefits Committee (the Benefits Committee ) is established to oversee the administration of the Company s pension and employee benefit plans (other than the TIMET Stock Incentive Plan). The Benefits Committee is currently composed of Joseph S. Compofelice (Chairman), Robert E. Musgraves (non-director member), and Mark A. Wallace (non-director member). The Benefits Committee held one meeting during 1996.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

Compensation of Directors
Directors of the Company who are not employees of the Company are paid an annual retainer of $8,000 in cash plus 400 shares of TIMET Common Stock. In addition, non-employee directors receive an attendance fee of $1,000 per day for each day on which they attend in person a meeting of the Board of Directors or a committee of the Board of Directors ($350 for telephonic participation). Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.

The Company has adopted a non-employee director compensation plan pursuant to which each non-employee director was granted, upon consummation of the June 1996 initial public offering of TIMET Common Stock (the IPO ), an option to acquire 625 shares of TIMET Common Stock at $23 per share (the initial public offering price in the IPO). Non-employee directors were also granted an option to acquire 625 shares on December 30, 1996 at $32.875 per share, and commencing in 1998 will be granted annually on the third trading day after the Company s earnings release for its previous fiscal year, an option to acquire 1,500 shares at the last reported sales price of TIMET Common Stock on the Nasdaq National Market on such date.

Security Ownership

Ownership of TIMET Common Stock
The following table and notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the Commission ), of TIMET Common Stock held by (a) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of TIMET Common Stock, (b) each director or nominee for director of TIMET, (c) each executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET ( Named Executive Officers ) and (d) all current executive officers and directors of TIMET as a group. See footnote 1 for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont.

Information concerning ownership of Tremont, which may be deemed to be the Company s parent company, is contained in footnote 1 and under the heading Ownership of Tremont Common Stock below. Except as set forth in footnote 6 below and under the heading Ownership of TIMET Trust Securities below, no securities of TIMET s subsidiaries or less than majority owned affiliates are beneficially owned by any director, nominee for director or executive officer of TIMET. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.
                                                TIMET Common Stock
Name and Address of                 Amount and Nature of                Percent
of
Beneficial Owner              Beneficial Ownership          TIMET Common Stock
Greater than 5% Stockholders
    Tremont Corporation(1)(2)       11,033,075                    35.1%
     1999 Broadway, Suite 4300
     Denver, Colorado 80202
    Union Titanium Sponge
        Corporation(2)              3,653,230                     11.6%
     c/o Toho Titanium Company Ltd.
     2-13-31 Kohnan
     Minato-ku
     Tokyo 108, Japan
    IMI Americas, Inc.(2)(3)        2,011,305                     6.4%
     One Cornelius Place
     Anoka, Minnesota 55104
    Alliance Capital Management L.P. and
    The Equitable Companies Incorporated(4)
     787 7th Avenue
     New York, New York 10019       1,817,000                     5.7%
Directors and Nominee
 J. Landis Martin(6)                      41,267                        *
 Joseph S. Compofelice(6)                 22,353                        *
 Andrew R. Dixey                    17,925                        *
 Edward C. Hutcheson, Jr.                 1,800                         *
 Hiroomi Mikami   -0-   *
 Gen. Thomas P. Stafford                  1,100                         *
Named Executive Officers(5)
 John P. Monahan                    7,100                         *
 Robert E. Musgraves                      8,500                         *
All Directors and Executive Officers as a group
 (16 persons)(5)(6)                       123,945                       *

(1) As of the Record Date, Contran Corporation ( Contran ) was the holder of approximately 3.2% of Tremont s outstanding common stock, $1.00 par value per share ( Tremont Common Stock ). As of the Record Date, Valhi Group, Inc. ( VGI ) and National City Lines, Inc. ( National ) were the holders of approximately 31.5% and 4.7%, respectively, of the outstanding Tremont Common Stock. In addition, as of the Record Date, NL and Valmont Insurance Company ( Valmont ) were the holders of 36,167 and 30,490 shares, respectively, of Tremont Common Stock, representing less than 1% of the outstanding Tremont Common Stock.

Valhi is the holder of 100% of the outstanding common stock of Valmont. Valhi and Tremont are the holders of approximately 55.6% and 17.7%, respectively, of the outstanding common stock of NL and together may be deemed to control NL. VGI, National and Contran are the holders of approximately 74.9%, 10.0% and 6.8%, respectively, of the outstanding common stock of Valhi, and The Combined Master Retirement Trust (the Master Trust ) is the holder of approximately 0.1% of the outstanding common stock of Valhi. National, NOA, Inc. ( NOA ) and Dixie Holding Company ( Dixie Holding ) are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ( Southwest ) are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ( Dixie Rice ) is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.7% and 54.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran s outstanding voting stock is held by trusts established for the benefit of Harold C. Simmons children and grandchildren (the Trusts ), of which Harold C. Simmons is the sole trustee. As sole trustee of the Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by the Trusts. However, Mr. Simmons disclaims beneficial ownership thereof. The Master Trust is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the Master Trust and sole member of the trust investment committee for the Master Trust. The trustee and members of the trust investment committee for the Master Trust are selected by Valhi s Board of Directors. Harold C. Simmons and Glenn R. Simmons are each members of Valhi s Board of Directors and are participants in one or more of the employee benefit plans which invest through the Master Trust. However, each such person disclaims beneficial ownership of the Valhi common stock and Tremont Common Stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

Contran s ownership percentages of Valhi and Tremont reported above include 0.2% of the outstanding shares of Valhi common stock and 2.1% of the outstanding shares of Tremont Common Stock, respectively, which shares are directly held by the Contran Deferred Compensation Trust No. 2 (the CDCT No. 2 ). NationsBank of Texas, N.A. serves as trustee (the Trustee ) of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable rabbi trust to assist Contran in meeting certain deferred compensation obligations that is owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares held by the CDCT No. 2, (ii) shares dispositive power with the Trustee over such shares and
(iii) may be deemed the indirect beneficial owner of such shares.
Harold C. Simmons is Chairman of the Board of NL, Chairman of the Board, President and Chief Executive Officer of Contran, Dixie Holding, NOA, National, VGI and Valhi, Chairman of the Board and Chief Executive Officer of Dixie Rice and Southwest, and a director of Tremont. By virtue of the holding of the offices, the stock ownership and his service as trustee, all as described above, Mr. Simmons may be deemed to control these entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the TIMET Common Stock directly held by Tremont and the Tremont Common Stock held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares of TIMET Common Stock and Tremont Common Stock beneficially owned, directly and indirectly, by any of such entities.

In addition, 3,747 shares of Tremont Common Stock are held by Mr. Simmons spouse, 3,506 shares of Tremont Common Stock are held by the Master Trust, and 250,000 shares of Tremont Common Stock are held by The Harold Simmons Foundation, Inc. (the Foundation ). The Foundation is a tax exempt foundation organized and existing exclusively for charitable purposes, of which Mr. Simmons is Chairman of the Board and Chief Executive Officer. Mr. Simmons disclaims beneficial ownership of all such shares of Tremont Common Stock (except to the extent of his individual vested benefiacial interest in the assets held by the Master Trust).

(2) The shares of TIMET Common Stock shown as beneficially owned by Tremont and UTSC include 1,508,075 shares and 503,230 shares, respectively, obtainable within 60 days of the Record Date upon exercise of an option (the IMI Option ) expiring February 15, 1999 granted by IMI Americas Inc. to Tremont (25% of which was concurrently assigned to UTSC) in connection with the February 1996 acquisition by TIMET of the IMI titanium business (the IMI Titanium
Acquisition ) from IMI at an exercise price of $7.95 per share. In connection with the IPO, Tremont relinquished its right to acquire 1,615 shares under the IMI Option, which were sold by IMI in the IPO. UTSC s portion of the IMI Option reverts to Tremont if not exercised by UTSC on or prior to February 11, 1999.

UTSC is a Delaware corporation, the stockholders of which are Toho Titanium Company, Ltd. ( Toho ), Nippon Mining and Metals Company, Ltd. ( NMMS ), Nippon Steel Corporation ( NSC ), Mitsui & Co., Ltd. ( Mitsui Japan ) and Mitsui & Co. (U.S.A.), Inc. ( Mitsui USA ). The stockholders of UTSC may be deemed to share beneficial ownership of the TIMET Common Stock held of record by UTSC by virtue of being stockholders of UTSC, but each expressly disclaims such beneficial ownership. The business address for Toho is Shinagawa NSS Building 2-13-31, Kohnan, Minato-ku, Tokyo 108, Japan; for NMMS is 10-1, Toranomon 2-chome, Minato-ku, Tokyo 105, Japan; for NSC is 6-3 Ohtemachi 2-chome, Chiyoda-ku, Tokyo 100-71, Japan; for Mitsui Japan is 2-1 Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan; and for Mitsui USA is 200 Park Avenue, New York, New York 10166-0130.

(3) All of the outstanding capital stock of IMI Americas Inc. is held, directly or indirectly, by IMI.
(4) As reported in a Statement on Schedule 13G as filed with the Commission on February 12, 1997, on behalf of Alliance Capital Management L.P., The Equitable Companies Inc. and related companies.
(5) The address of all such persons is 1999 Broadway, Suite 4300, Denver, Colorado 80208. The shares of TIMET Common Stock shown as beneficially owned by Mr. Martin include 400 shares held by Mr. Martin s daughters, beneficial ownership of which is disclaimed by Mr. Martin. The shares of TIMET Common Stock shown as beneficially owned by Mr. Monahan include 100 shares held by Mr. Monahan s son, beneficial ownership of which is disclaimed by Mr. Monahan. The shares of TIMET Common Stock shown as beneficially owned by Mr. Musgraves include
(i) 1,000 shares held by Mr. Musgraves and his wife as joint tenants, and (ii) 1,000 shares held by Mr. Musgraves mother-in-law, beneficial ownership of which is disclaimed by Mr. Musgraves.
(6) Mr. Martin and Mr. Compofelice are the holders of 3,000 and 2,000, respectively, of the 65 8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the TIMET Trust Securities ) of the TIMET Capital
Trust I. See Ownership of TIMET Trust Securities below. Such TIMET Trust Securities are convertible into
4,017 and 2,678 shares of TIMET Common Stock, respectively, which amounts are included in the TIMET Common Stock ownership numbers shown for Mr. Martin and Mr. Compofelice. No other director or executive officer of the Company holds any TIMET Trust Securities.

Ownership of Tremont Common Stock
The following table and notes set forth the beneficial ownership, as of the Record Date, of Tremont Common Stock held by (i) each director or nominee for director of TIMET, (ii) each Named Executive Officer and (iii) all executive officers and directors of TIMET as a group. All information has been taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to Tremont.

                                                         Tremont Common Stock
Name of                             Amount and Nature of               Percent
of
Beneficial Owner              Beneficial Ownership    Tremont Common Stock
Directors and Nominee
 J. Landis Martin(1)                      190,918                       2.5%
 Joseph S. Compofelice(2)                 25,000                        *
 Andrew R. Dixey                    -0-
 Edward C. Hutcheson, Jr.                 -0-
 Hiroomi Mikami   -0-
 Gen. Thomas P. Stafford(2)         2,000                         *
Named Executive Officers
 John P. Monahan(2)                       14,000                        *
 Robert E. Musgraves(2)             18,010                        *
All directors and executive officers as a group
 (16 persons)(1)(2)                       243,800                       3.3%

(1) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include 60,000 shares which Mr. Martin has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont 1988 Long Term Performance Incentive Plan (the Tremont Stock Incentive Plan ) and 510 shares held for the benefit of Mr. Martin under the Savings Plan for Employees of NL. Such shares also include 2,300 shares held by Mr. Martin s wife, 1,900 shares held by the Martin s Children Trust No. II of which Mr. Martin is trustee, and 100 shares held by one of Mr. Martin s daughters, with respect to all of which shares beneficial ownership is disclaimed by Mr. Martin.

(2) The shares of Tremont Common Stock shown as beneficially owned by Gen. Thomas P. Stafford, Joseph S. Compofelice, John P. Monahan and Robert E. Musgraves and all directors and executive officers as a group include 2,000, 15,000, 14,000, 18,000, and 96,500 shares, respectively, which such persons have the right to acquire by the exercise of options granted pursuant to the Tremont Corporation 1992 Non-Employee Director Stock Option Plan, in the case of Gen. Stafford, and under the Tremont Stock Incentive Plan, in the case of the others, within 60 days of the Record Date. In the case of Mr. Musgraves, such number also includes 10 shares held by his mother-in-law, beneficial ownership of which is disclaimed by Mr. Musgraves. See Certain Relationships and
Transactions - Contractual Relationships.

Ownership of TIMET Trust Securities
The TIMET Capital Trust I (the TIMET Trust ) is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by the Company. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 65 8% Convertible Junior Subordinated Debentures due 2026 (the Debentures ) of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of
1.339 shares of TIMET Common Stock for each TIMET Trust Security. The Company has effectively fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended, (the Securities
Act ). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement (the BUCS Registration Statement ) under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock which are held by, or may be acquired by, Tremont and UTSC. See Certain Relationships and Transactions - Registration Rights below. Except as set forth in footnote 6 to the table under the heading Ownership of TIMET Common Stock no director, nominee for director or executive officer of TIMET are known to own any TIMET Trust Securities.

The Company understands that Tremont and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors. The Company may similarly consider such acquisitions of shares of TIMET Common Stock and acquisition or disposition of securities issued by related parties. Neither Tremont nor the Company presently intends to engage in any transaction or series of transactions which would result in the TIMET Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the Exchange Act ) or ceasing to be traded on a national securities exchange.


Executive Compensation
Summary of Cash and Certain Other Compensation of Executive Officers
The following table sets forth certain information regarding the compensation paid by the Company to (i) the Company s Chief Executive Officer and (ii) the Company s four other most highly compensated executive officers, in each case for services rendered during the fiscal year ended December 29, 1996.

Summary Compensation Table(1)
                                                            Long Term
                                                            Compensation
                                                            Awards
                                                            Securities
                  Annual Compensation                       Underlying
All Other

Salary      Bonus(5)(6) Options     Compensation(7)(8)
Name and Position Year  ($)   ($)   (#)   ($)
J. Landis Martin  1996  225,000     940,331     54,000      21,028
 Chairman of the Board and    1995  120,000     -0-   -0-   2,650
 Chief Executive Officer(2)
Andrew R. Dixey   1996  218,750     636,415     45,000      86,600
 President and    1995  -     -     -     -
 Chief Operating Officer(3)
Joseph S. Compofelice   1996  120,000     410,969     25,500      14,263
 Vice President and     1995  90,000      100,000     -0-   4,476
 Chief Financial Officer(2)(4)
Robert E. Musgraves     1996  160,000     277,092     18,000      15,338
 Vice President, General      1995  120,000     31,200      -0-   5,018
 Counsel and Secretary(2)
John P. Monahan   1996  150,000     259,292     18,000      16,896
 Vice President-  1995  120,000     31,200      -0-   5,160
 Sales and Marketing
(1) Columns required by the regulations of the Commission which would contain no entries have been omitted. Amounts are shown only for 1995 and 1996 in accordance with regulations of the Commission based upon the timing of the IPO.
(2) J. Landis Martin, the Company s Chairman and Chief Executive Officer, Joseph
S. Compofelice, the Company s Vice President and Chief Financial Officer, Robert
E. Musgraves, the Company s Vice President and General Counsel, and Mark A. Wallace, the Company s Vice President-Strategic Change, also serve as officers of Tremont.
The amounts shown as salary and bonus for Messrs. Martin, Compofelice and Musgraves represent the full amount paid by the Company for services rendered by such persons on behalf of TIMET and Tremont during 1995 and 1996. Pursuant to an intercorporate services arrangement, Tremont reimbursed the Company for approximately 50% of such amounts in 1995. Mr. Compofelice was not an executive officer of the Company during 1995. In 1996, pursuant to an intercorporate services agreement, Tremont reimbursed (or will reimburse) TIMET for approximately $120,000, $64,000, and $72,000 of the compensation paid to Messrs. Martin, Compofelice and Musgraves, respectively. The amounts shown for Mr. Martin do not include a special bonus of $2 million awarded by Tremont in 1996. Of this amount, $955,000 was paid by Tremont to Mr. Martin in 1996 and the balance was deferred for future payment (with interest on the unpaid balance at 8.75% per annum).
The Company expects that each of Messrs. Martin, Compofelice and Musgraves will each devote approximately 10% of his total TIMET/Tremont time during 1997 to Tremont matters. Accordingly, Tremont will reimburse the Company for such proportionate percentage of the 1997 salary and bonus paid by TIMET to such individuals (plus a share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. See Certain Relationships and Related Transactions-Contractual Relationships.
Messrs. Martin and Compofelice also serve as officers of NL and are compensated directly by NL for such services. Mr. Compofelice also serves as an executive officer of Valhi, which reimburses NL for a proportionate part of
Mr. Compofelice s NL compensation.
(3) Mr. Dixey commenced employment with the Company effective February 15, 1996. The amounts shown represent amounts paid or accrued either by the Company or the Company s wholly owned subsidiary, TIMET UK, Ltd. ( TIMET UK ). The portion of Mr. Dixey s compensation paid by TIMET UK was paid in British Pounds Sterling. The exchange rate used was L1 = $1.62.
(4) Based upon the recommendation of the Chief Executive Officer and TIMET s and Tremont s Management Development and Compensation Committees, the TIMET and Tremont Boards approved a bonus of $100,000 for Mr. Compofelice with respect to his services on behalf of TIMET and Tremont during 1995.
(5) Under the Company s variable incentive compensation plan applicable to Messrs. Musgraves and Monahan (the Employee Cash Incentive Plan ), a portion of the compensation payable to the Company s officers who participate in the Employee Cash Incentive Plan is based upon the Company s financial performance. The balance of the compensation payable to the company s officers under the Employee Cash Incentive Plan is based on the assessed performance of the individual officer.
Based on the Company s 1995 financial results, all compensation paid under the Employee Cash Incentive Plan to Messrs. Musgraves and Monahan for such year related solely to individual performance and no compensation was payable with respect to the Company s performance. For 1996, the payments under the Employee Cash Incentive Plan to Messrs. Musgraves and Monahan ($140,800 and $123,000, respectively) were based upon a combination of Company performance and assessed individual performance.
None of Messrs. Martin, Dixey or Compofelice has participated in the Employee Cash Incentive Plan. In February 1996, the Company s Board adopted the Senior Executive Cash Incentive Plan (the Senior Executive Cash Incentive Plan ), which is currently applicable to Messrs. Martin, Dixey and Compofelice. Such plan provides for payments based solely upon Company performance. For 1996, awards of $272,500, $302,500, and $145,200 were made to Messrs. Martin, Dixey and Compofelice under this plan, which amounts are included in the Bonus column. The Senior Executive Cash Incentive Plan is being proposed for approval by the Company s stockholders at the Meeting. See Proposal III-Senior Executive Cash Incentive Plan below.
(6) In February 1996, in connection with the IMI Titanium Acquisition, the Company made special cash and stock bonus (the Management Shares ) awards to certain of its executive officers. Applying the fair value of TIMET Common Stock at the effective date of grant of the Management Shares, aggregate cash and stock awards totaling $667,831, $333,915, $265,769, $136,292, and $136,292 were made to Messrs. Martin, Dixey, Compofelice, Musgraves and Monahan, respectively. Such amounts are included in the Bonus column.
(7) Such amounts represent (i) matching contributions made or accrued by the Company pursuant to the savings feature of the Company s Thrift/Retirement Plan,
(ii) retirement contributions made or accrued by the Company pursuant to the Thrift/Retirement Plan and (iii) life insurance premiums paid by the Company, as follows:
      Savings Match     Retirement Contribution Life Insurance
            1995        1996        1995        1996  1995  1996
Martin      $     150   $     13,378      $     2,400 $     7,650 -0-   -0-
Dixey       -           -           -           -     -     -
Compofelice       900         7,237       3,000       6,450 576   576
Musgraves         1,230       9,000       3,000       5,550 576   788
Monahan           1,200       8,286       3,000       7,650 960   960
(8) The amount for Mr. Dixey represents the amount contributed or accrued by TIMET UK with respect to Mr. Dixey s TIMET UK pension and supplemental pension plans. See Pension Plans below.
Pension Plans
The Defined Benefit Retirement Plan for Salaried Employees of Titanium Metals Corporation (the TIMET Defined Benefit Retirement Plan ) covers substantially all of the Company s salaried employees who were employed by the Company as of or prior to December 31, 1988. Such employees generally became eligible to receive a vested retirement benefit under such plan after completion of five years of service. Benefits under the TIMET Defined Benefit Retirement Plan are generally based upon the number of years of service credit, up to 40 years, the final average compensation of each individual employee, and a percentage of such employee s eligible earnings. Final average compensation is calculated using the highest 60 consecutive calendar months of compensation during the last 120 months prior to the date of calculation. Effective December 31, 1988, employees ceased accruing additional years of service credit under the TIMET Defined Benefit Retirement Plan. Effective April 2, 1994, employees also ceased accruing additional credit for increases in salary under such plan. John P. Monahan, the only individual named in the Summary Compensation Table above who participated in the TIMET Defined Benefit Retirement Plan, will be entitled to receive annual payments of approximately $24,000 pursuant to the TIMET Defined Benefit Retirement Plan upon reaching age 65.
The TIMET UK Limited Pension Plan (the TIMET UK Pension Plan ) covers substantially all of TIMET UK s senior salaried employees. Such employees generally became eligible to receive a retirement benefit under such plan after completion of two years of service. Benefits under the TIMET UK Pension Plan are generally formulated on the basis of a straight life annuity based upon the number of years of pensionable service credited to the participant, up to a maximum of 32 years, divided by 48 years and multiplied by the final pensionable pay of the participant after deducting a basic state pension offset. Final pensionable pay is calculated using the average pay during the highest three years of employment.
The following table lists annual benefits under the TIMET UK Pension Plan for the pensionable pay and years of pensionable service set forth below:
      Years of Pensionable Service
Final Pensionable Pay   15    20    25    30    35
L82,200     L41,100     L54,800     L54,800     L54,800     L54,800
Final pensionable pay pursuant to the TIMET UK Pension Plan is capped at L82,200. As of December 31, 1996, Andrew R. Dixey is the only executive named in the Summary Compensation Table who participates in the TIMET UK Pension Plan. Because Mr. Dixey s compensation exceeds the earnings cap under the TIMET UK Pension Plan, his pensionable pay under the TIMET UK Pension Plan is equal to the earnings cap. As of December 31, 1996, Mr. Dixey was credited with 1.25 years of pensionable service under the TIMET UK Pension Plan.
In addition to the TIMET UK Pension Plan, Mr. Dixey participates in a supplemental pension plan through TIMET UK. The TIMET UK supplemental plan requires monthly contributions by TIMET UK of 1 12 of 20% of Mr. Dixey s basic monthly salary over the TIMET UK Pension Plan earnings cap and 20% of Mr.
Dixey s bonus paid during such month in excess of the earnings cap. Upon Mr. Dixey s retirement, TIMET UK s contributions to the plan are required to be paid to Mr. Dixey.

Stock Option/SAR Grants in Last Fiscal Year
The following table provides information, with respect to the executive officers of the Company named in the Summary Compensation Table above, concerning the grant of stock options under the TIMET Stock Incentive Plan during fiscal year 1996. No stock appreciation rights ( SARs ) have been granted under the TIMET Stock Incentive Plan. The TIMET Stock Incentive Plan is being proposed for approval by the Company s stockholder at the Meeting. See Proposal II-TIMET Stock Incentive Plan.
                                    Potential Realizable
            Number of   Percent of              Value at Assumed Annual
            Securities  Total Options                 Rate of Stock Price
            Underlying  Granted to  Exercise or       Appreciation for Option
            Options     Employees in      Base Price  Expiration  Term(5) ($)
      Name  Granted(1)  Fiscal Year ($/share)   Date  5%    10%
J. Landis Martin  18,000      10.1% 23.00(2)    6/4/2006    260,362     659,809
      18,000            26.00(3)    6/4/2006    206,362     605,809
      18,000            29.00(4)    6/4/2006    152,362     551,809
Andrew R. Dixey   15,000      8.4%  23.00(2)    6/4/2006    216,969     549,841
      15,000            26.00(3)    6/4/2006    171,969     504,841
      15,000            29.00(4)    6/4/2006    126,969     459,841
Joseph S. Compofelice   8,500 4.8%  23.00(2)    6/4/2006    122,949     311,577
      8,500       26.00(3)    6/4/2006    97,449      286,077
      8,500       29.00(4)    6/4/2006    71,949      260,577
Robert E. Musgraves     6,000 3.4%  23.00(2)    6/4/2006    86,787      219,936
      6,000       26.00(3)    6/4/2006    68,787      201,936
      6,000       29.00(4)    6/4/2006    50,787      183,936
John P. Monahan   6,000 3.4%  23.00(2)    6/4/2006    86,787      219,936
      6,000       26.00(3)    6/4/2006    68,787      201,936
      6,000       29.00(4)    6/4/2006    50,787      183,936
(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth, and fifth anniversaries.
(2) Exercise price is the market value of TIMET Common Stock on the grant date, calculated as the price to the public in the IPO (the IPO Price ) on such date.
(3) Exercise price is equal to the IPO Price plus $3.00.
(4) Exercise price is equal to the IPO Price plus $6.00.
(5) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the IPO Price on the date of grant. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value
(at the end of the ten-year term of the options) of TIMET Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $37.46 and $59.66 at the assumed 5% and 10% rates, respectively.
Stock Option Exercises and Holdings
No TIMET stock options were exercised (or exercisable) during the last fiscal year and no SARs have been granted. Accordingly, the table showing information concerning the exercise of stock options during the last fiscal year and the value of unexercised options at the end of the fiscal year has been omitted.

Agreements with Executives
In connection with the employment of Andrew R. Dixey by the Company in February 1996, the Company entered into an agreement with Mr. Dixey which provides, among other things, that Mr. Dixey may be terminated by the Company at any time. In the event that such termination is without cause (as defined in the agreement), the Company has agreed to pay Mr. Dixey one year s base salary upon termination.
Compensation Committee Interlocks and Insider Participation
Prior to July 1996, the Company s Compensation Committee included, at various times, former directors Susan E. Alderton, Dr. Ralph L. Cotton, and R. Barry Pointon, along with J. Landis Martin, the Company s Chairman and Chief Executive Officer. Since July 1996, the Compensation Committee has been composed of Edward
C. Hutcheson, Jr. (Chairman) and Gen. Thomas P. Stafford.
During 1996, J. Landis Martin served as President and Chief Executive Officer and a director of NL, Joseph S. Compofelice, the Company s Vice President and Chief Financial Officer and a director, served as Vice President and Chief Financial Officer and a director of NL, and Susan E. Alderton, a director of the Company, served as Vice President and Treasurer of NL. See Certain Relationships and Transactions-Relationships with Related Parties.
In addition, during 1996, Mr. Martin served as a director of Castle Tower and a member of the compensation committee of that company s board. For a portion of 1996, Mr. Hutcheson served as President and Chief Executive Officer of Castle Tower.
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Company s Board of Directors presents the following report on executive compensation.
The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company s executive officers other than base salary of the Chief Executive Officer (the CEO ). Any action regarding the base salary of the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee. Compensation Program Objectives
The Compensation Committee believes that the Company s primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company s equity securities. It is the Compensation Committee s policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee s policy that compensation programs maintain a strong risk/reward ratio, with a large component of cash compensation being tied to the Company s financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.
During 1996, the Company s compensation program with respect to its executive officers, including the CEO, consisted of three primary components: base salary, variable compensation based upon company and, in certain cases, individual performance, and non-cash incentive compensation in the form of stock options granted under the TIMET Stock Incentive Plan.
Base Salaries
The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO s recommendation and the Compensation Committee s actions in 1996 regarding base salaries were based primarily upon a subjective evaluation of past and potential future individual performance and contributions and alternative opportunities that might be available to the executives in question. Also reviewed was compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (such companies included companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities.
Effective January 1, 1996, based upon the recommendation of the CEO, the Compensation Committee approved base salary increases for the following TIMET Vice Presidents: for Mr. Compofelice from $90,000 to $120,000 (including compensation for Tremont-related services), for Messrs. Bania and Wallace from $100,00 to $135,000, for Messrs. Buck and Monahan from $120,000 to $150,000 and for Mr. Musgraves, from $120,000 to $160,000 (including compensation for Tremont- related services). The Compensation Committee also approved the base salary of Mr. Dixey upon his employment as President and Chief Operating Officer in February 1996, of $250,000 per annum (increasing to $300,000 per annum effective January 1, 1997).
Cash Incentive Plans
Awards under TIMET s Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET (from 0% to 88% of base salary for 1996, depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the company s executive officers, other than Mr. Martin, Mr. Dixey and Mr. Compofelice, were eligible to receive benefits under the Employee Cash Incentive Plan for 1996.
Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 1996 were based on TIMET s achieving certain pre-set return on equity goals, which the Company believes should increase stockholder value over time if they are met. Performance Levels A, B, C or D are tied to the Company s achieving a corporate-wide return on equity rate of 3%, 6%, 12% or 24%, respectively. In 1996, the Company achieved a 24.2% return on equity, as calculated under the Employee Cash Incentive Plan, resulting in a Company-performance based payout at the D or highest level. Payments made to Named Executive Officers under this portion of the Employee Cash Incentive Plan for services rendered in 1996 are included under the Bonus column of the Summary Compensation Table.
An individual performance award may be made to an executive of TIMET under the Employee Cash Incentive Plan if such executive s performance objectives were met during the prior fiscal year. Payments made to Named Executive Officers under this portion of the Employee Cash Incentive Plan for services rendered in 1995 and 1996 are included under the Bonus column set forth therein.
In 1996, the Board established the Senior Executive Cash Incentive Plan, which is currently applicable to Mr. Martin, Mr. Dixey and Mr. Compofelice. The Senior Executive Cash Incentive Plan provides for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity at 30% or greater. Payments made to these individuals based upon the Company s return on equity of 24.2% for 1996 are included under the column Bonus set forth in the Summary Compensation Table. The Senior Executive Cash Incentive Plan is being proposed for approval by the Company s stockholders at the Meeting. See Proposal IISenior Executive Cash Incentive Plan below.
Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award other bonuses as the Compensation Committee or Board deems appropriate from time to time under its general authority or under a separate discretionary plan.
Stock-Based Compensation
The TIMET Stock Incentive Plan supports the goal of the Compensation Committee to maximize long-term stockholder value by providing for stock-based compensation, the value of which is directly related to increases in stockholder value. Stock option grants, in particular, are considered a significant element of the Company s total compensation package for the CEO and the other executive officers of the Company. The Compensation Committee believes that compensation linked to stock price performance helps focus the executives attention on management of the Company from the stockholders perspective.
Option grants are intended to provide incentives to increase stockholder value in the future and to reward past performance by the executive. In 1996, the Compensation Committee reviewed recommendations by the CEO regarding option grants to executive officers. Options were granted to executive officers, including the CEO, in the Compensation Committee s discretion based on a subjective evaluation regarding each executive s performance and responsibilities.
In 1996, the Compensation Committee included in its determination regarding the number of options to be granted to each executive officer, including the CEO, the amount and terms of options already held by such officers. Grants made in 1996 are reported in the Stock Option/SAR Grants in Last Fiscal Year table set forth above.
To help assure a focus on long-term creation of stockholder value, the Compensation Committee granted ten-year options, which vest 40%, 60%, 80% and 100% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. In 1996, the Compensation Committee granted options to executive officers in three exercise price tranches. One-third of such options granted in 1996 are exercisable at the fair market value of the Common Stock on the date of grant (which was the offering price to the public in the IPO). The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant. See the Stock Option/SAR Grants During Last Fiscal Year table above. Although permitted under the TIMET Stock Incentive Plan, the Compensation Committee did not make or recommend any grants of restricted stock, stock appreciation rights or other equity-based awards in 1996.
To encourage growth in stockholder value, the Compensation Committee believes that executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its ongoing success. Therefore, the Compensation Committee recently established the following voluntary goals for minimum Common Stock ownership for executive officers to encourage executives to build their Common Stock ownership. Executives are encouraged to achieve these ownership goals over the next two years, and the Committee intends to take into consideration in making future grants under the TIMET Stock Incentive Plan after 1998, among other things, whether or not an executive has achieved his or her ownership goals.
The goals established are as follows:
Position    Goal (as a multiple of base salary)
Chief Executive Officer 4x
Chief Operating Officer 3x
Chief Financial Officer 3x
Other Vice Presidents   2x
While the foregoing guidelines did not become effective until 1997, the following chart shows the ownership level of each person named in the Summary Compensation Table based upon actual year-end 1996 beneficial ownership and base salary level:
      Ownership   Actual
Name  Multiple Goal     Ownership Multiple
J. Landis Martin  4x    6.0x(1)(2)
Andrew R. Dixey   3x    2.4x
Joseph S. Compofelice   3x    6.1x(2)
Robert E. Musgraves     2x    1.5x(1)
John P. Monahan   2x    1.6x(1)
            (1) Does not include certain shares as to which individual disclaims beneficial ownership. See footnote (5) to table appearing under the heading
 Security Ownership-Ownership of TIMET Common Stock.
            (2) Includes certain TIMET Trust Securities as though converted into
TIMET Common Stock. See footnote (6) to table appearing under the heading
 Security Ownership-Ownership of TIMET Common Stock.
Tax Code Limitation on Executive Compensation Deductions
In 1993, Congress amended the Internal Revenue Code of 1986, as amended (the
 Tax Code ) to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company s stockholders. The Company is seeking stockholder approval with respect to the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan at the Meeting. The Compensation Committee believes that payments made pursuant to these two plans, assuming their approval by stockholders at the Meeting, will qualify for exemption from the deductibility limit as performance-based compensation. The Compensation Committee does not currently believe that any other existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to periodically review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted. Chief Executive Officer Compensation
In 1996, the Board approved, upon the recommendation of the Compensation Committee, a base annual salary increase for Mr. Martin from $120,000 to $225,000 (including compensation for Tremont-related services). The Compensation Committee and the Board took into account a number of factors, including those set forth above with respect to other executive officers, along with the increased amount of time Mr. Martin was now devoting to the Company, the lack of any increase in his base salary since it was initially established in 1992, and the recently improved financial performance of the Company.
The foregoing report on executive compensation has been furnished by the Company s Compensation Committee of the Board of Directors.
Management Development and Compensation Committee
Edward C. Hutcheson, Jr. (Chairman)
General Thomas P. Stafford

Proposal II-TIMET Stock Incentive Plan
General
The Board believes that long-term stock-based incentives are an important element of compensation in order to attract and retain high quality employees and to maximize long-term stockholder values by tying the value of the compensation directly to increase in stockholder values. Consequently, in conjunction with the IPO in 1996, the Compensation Committee recommended, and the Board and the Company s pre-IPO stockholders approved, the TIMET Stock Incentive Plan. Prior to this date, certain employees of the Company, including executive officers, had been granted stock-based awards under a similar plan maintained by Tremont.

As previously discussed, certain provisions of the federal tax laws would increase the cost to the Company of making stock-based compensation payments in future years by eliminating the deductibility by the Company of annual compensation paid to certain executive officers in excess of $1 million. Certain exceptions are made for compensation which qualifies as performance-based compensation under the Tax Code and, on a transitional basis, for companies which have undertaken recent public offerings.
While the approvals of the TIMET Stock Incentive Plan received in 1996 will afford the Company the benefit of a short-term transitional exception from these limitations, in order that payments under the TIMET Stock Incentive Plan qualify long-term as performance-based compensation, among other criteria, the TIMET Stock Incentive Plan must be approved by stockholders of the Company following the IPO. Consequently, the TIMET Stock Incentive Plan is being presented to stockholders for their consideration at the Meeting.
The following summary of the TIMET Stock Incentive Plan is qualified in its entirety by reference to the complete text of such plan, a copy of which is attached to this Proxy Statement as Appendix A.
THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF TIMET COMMON STOCK PRESENT (IN PERSON OR BY PROXY) AND ENTITLED TO VOTE AT THE MEETING IS NECESSARY TO CONSTITUTE APPROVAL OF THE TIMET STOCK INCENTIVE PLAN BY STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TIMET STOCK INCENTIVE PLAN.
Summary Description of the Plan
General
The Stock Incentive Plan was approved in 1996 by the Board of Directors and the stockholders of the Company prior to the IPO. The purpose of the TIMET Stock Incentive Plan is to advance and promote the interests of the Company and its employees and stockholders by encouraging and enabling the acquisition of TIMET Common Stock by its key employees or individuals who perform significant services for the benefit of the Company. The TIMET Stock Incentive Plan is also intended as a further means of attracting and retaining outstanding employees and of promoting a closer commonality of interests between employees and stockholders of the Company. The TIMET Stock Incentive Plan authorizes the issuance of up to 3,125,000 shares of TIMET Common Stock (which may be authorized and unissued shares, treasury shares or a combination thereof) and authorizes grants of shares of TIMET Common Stock containing vesting and other restrictions ( Restricted Stock ), nonqualified stock options ( Nonqualified Stock Options ), incentive stock options ( ISOs and, together with Nonqualified Stock Options, Options ) and stock appreciation rights ( SARs ) or any combination of such grants as the Compensation Committee determines in its sole discretion to grant to eligible employees of the Company and its subsidiaries or individuals who perform significant services for the benefit of the Company during the term of effectiveness of the TIMET Stock Incentive Plan.
Officers and key employees of the Company or any subsidiary, including officers who are members of the Board of Directors and individuals who perform significant services for the benefit of the Company, are eligible to participate in the TIMET Stock Incentive Plan. No member of the Compensation Committee is eligible to be granted an award under the TIMET Stock Incentive Plan while serving on the Compensation Committee. No director is eligible to serve on the Compensation Committee if he is eligible to receive grants under the TIMET Stock Incentive Plan or a similar plan of the Company during the year preceding his election. The total number of persons who may receive grants of Options, SARs or awards of Restricted Stock under the TIMET Stock Incentive Plan will be designated by the Compensation Committee at its sole discretion and is estimated by the Company to be approximately 150 persons. All grants or awards under the TIMET Stock Incentive Plan will be made in consideration of services rendered or to be rendered by the recipients thereof.
The TIMET Stock Incentive Plan provides for adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. The TIMET Stock Incentive Plan provides that the aggregate number of underlying shares issuable pursuant to grants of Nonqualified Stock Options, ISOs, SARs and Restricted Stock awards to a given individual pursuant to the TIMET Stock Incentive Plan may not exceed 250,000 during any fiscal year. Options and SARs are not transferrable except by will or under the laws of descent and distribution, except that the Compensation Committee may permit transfer to immediate family members and trusts or partnerships for family members of grantees.
Nonqualified Stock Options
Nonqualified Stock Options (those that are not qualified under Section 422 of the Tax Code) to be granted under the TIMET Stock Incentive Plan generally become exercisable only after specified periods of service subsequent to the grant (for example, 40% after two years, 60% after three years, 80% after four years and 100% after five years) and may be exercised in any sequence, regardless of the date of award or the existence of any outstanding Nonqualified
Stock Option or ISO. The Compensation Committee shall have the authority to accelerate the date on which a Nonqualified Stock Option shall become exercisable by the grantee. The number of shares and other terms of the grant of Nonqualified Stock Options are determined by the Compensation Committee at the time of the award.
A Nonqualified Stock Option may be granted to an eligible employee either alone or with an attached SAR. Nonqualified Stock Options will be exercisable for not more than ten years from the date of the grant (unless extended within the discretion of the Compensation Committee for a further period of up to three years). No Nonqualified Stock Option will be granted at a price of less than 100% of the fair market value per share of TIMET Common Stock at the time the Nonqualified Stock Option is granted. As determined by the Compensation Committee in granting any Nonqualified Stock Option, upon exercise of such Nonqualified Stock Option, the Nonqualified Stock Option price, and any withholding tax required by law, may be paid in cash, or, at the discretion of the Compensation Committee, shares of TIMET Common Stock (valued at their fair market value on the date of exercise) or by a combination of cash and such shares. The Compensation Committee may grant to one or more holders of Nonqualified Stock Options, in exchange for their voluntary surrender and the cancellation of such Nonqualified Stock Options and their corresponding SARs, if any, new Options having different exercise prices than the exercise prices provided in the Nonqualified Stock Options so surrendered and canceled and containing such other terms and conditions as the Compensation Committee may deem appropriate.
Incentive Stock Options
An ISO may be granted to an employee either alone or with an attached SAR. The number of shares and other terms of grant are determined at the time of the grant, provided, however, that in no event shall the term of an ISO be more than ten years (no more than five years in the case of a more-than-10% stockholder). The price payable upon exercise shall be not less than 100% of the fair market value of shares at the time of grant (110% for a more-than-10% stockholder), and may be paid either in cash or with other shares of TIMET Common Stock or a combination of cash and shares.
In the absence of acceleration by the Compensation Committee or otherwise under the TIMET Stock Incentive Plan, ISOs generally become exercisable only after specified periods of service subsequent to the grant (for example, 50% after three years or 100% after four years). The aggregate fair market value (at the time an ISO is granted) of shares with respect to which ISOs become exercisable for the first time during any calendar year may not exceed $100,000.
If an ISO is granted with an attached SAR, the features of such SAR will be similar to those discussed below under -Stock Appreciation Rights, but it will be subject to the same terms as the related ISO as to date of expiration, difference between fair market value on the Appreciation Date (defined below) and date of award, transferability and eligibility to exercise. In addition, such SAR may be exercised only when the market price of the shares subject to the ISO exceeds the option exercise price.
Stock Appreciation Rights
The TIMET Stock Incentive Plan authorizes the Compensation Committee to grant a SAR to eligible employees either separately or attached to an Option. In the case of a SAR that is related to an Option, such SAR may be granted either at the time of grant of such Option or at any time thereafter and would be exercisable only to the extent the related Option is exercisable. Each grantee of SARs is permitted to designate an appreciation date ( Appreciation Date ) with respect to which stock appreciation will be measured. Upon the exercise of a SAR, the holder is entitled to receive from the Company without the payment of any cash (except for any withholding taxes) an amount equal to the product of
(i) the excess of (x) the per share market value of TIMET Common Stock at the Appreciation Date, over (y) the per share fair market value on the date of grant, and (ii) the number of shares of TIMET Common Stock subject to such SAR. The right to designate an Appreciation Date generally arises only after specified periods of service which are the same as the periods for exercise of an Option. The Compensation Committee shall, however, have the authority to advance the grantee s right to designate an Appreciation Date. Generally, the SAR terminates ten years from the date of grant. Payment with respect to a SAR may be made in cash, shares of TIMET Common Stock or a combination of both as determined by the Compensation Committee. Upon the exercise of a SAR, the related Option (if any), or the portion thereof for which such SAR is exercised, shall terminate. Upon the exercise or expiration of an Option related to a SAR, such SAR, or such portion thereof for which such Option is exercised, shall terminate.
Restricted Stock
The Compensation Committee will have the authority to award Restricted Stock and to determine the terms, conditions and restrictions in connection with the issuance or transfer of Restricted Stock, including the period during which the restrictions are applicable. The terms, conditions and restrictions, including the lapse of such restrictions, may differ with respect to each grantee. In addition, awards of Restricted Stock may be made on a selective basis. Shares of Restricted Stock awarded under the TIMET Stock Incentive Plan will be restricted as to transfer and subject to forfeiture during a specified period or periods. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, pledged or otherwise encumbered during the period of restriction applicable to such shares other than by will or by the laws of descent and distribution. During such period of restriction, the recipient has all other rights of a stockholder, including but not limited to the right to receive dividends and vote such Restricted Stock. The Compensation Committee has the discretion to remove any or all restrictions whenever it may determine that such action is appropriate. Generally, the restriction period expires three years from the date of the original grant. No award of Restricted Stock may be made under the TIMET Stock Incentive Plan after the tenth anniversary of the effective date of the TIMET Stock Incentive Plan.
Termination and Amendment
The Board may amend or terminate the TIMET Stock Incentive Plan at any time, but no such action may affect or in any way impair any rights which have accrued under the TIMET Stock Incentive Plan, and no amendment may increase the total number of shares which may be issued under the TIMET Stock Incentive Plan, reduce the minimum purchase price for shares subject to options, or extend the period during which Options, SARs and Restricted Stock may be granted without the approval of the holders of a majority of shares of the TIMET Common Stock. Federal Income Tax Consequences
The following is a summary of the principal current federal income tax consequences of transactions under the TIMET Stock Incentive Plan. It does not describe all federal tax consequences under the TIMET Stock Incentive Plan, nor does it describe state, local or foreign tax consequences.
ISOs. No taxable income is realized by the optionee upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.
If the shares of TIMET Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms - length sale of such shares) over the exercise price thereof, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of TIMET Common Stock.
If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the Option is treated as a Nonqualified Stock Option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of an optionee.
Nonqualified Stock Options. With respect to Nonqualified Stock Options granted under the TIMET Stock Incentive Plan, no income is realized by the optionee at the time the Option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
SARs. The grant of an SAR does not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR, the grantee generally recognizes ordinary income and the Company is entitled to a deduction measured by the fair market value of the shares plus any property received by the grantee.
Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. The Company is entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient. However, a recipient who so elects under Section 83(b) of the Tax Code, within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). If Restricted Stock is received in connection with another award under the TIMET Stock Incentive Plan (for example, upon exercise of an Option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for Restricted Stock.

Previous Awards
The TIMET Stock Incentive Plan was first effective in 1996. Grants of Options made in 1996 to the executive officers named in the Summary Compensation Table above are set forth under the heading Stock Option/SAR Grants in Last Fiscal Year above. No SARs or Restricted Stock have been awarded under the TIMET Stock Incentive Plan. No Options have yet become exercisable under the TIMET Stock Incentive Plan.
Proposal III-Senior Executive Cash Incentive Plan
General
The Board believes that short-term cash incentive compensation is an important element of compensation in order to attract and retain high quality employees and to provide incentives to such employees to maximize the Company s annual financial performance and thereby increase stockholder value. Consequently, the Company has maintained for a number of years the Employee Cash Incentive Plan applicable to a significant portion of TIMET s domestic workforce and certain key managers in foreign locations.
As previously discussed, certain provisions of the federal tax laws would increase the cost to the Company of making such cash incentive compensation payments in future years by eliminating the deductibility by the Company of annual compensation paid to certain executive officers in excess of $1 million. Certain exceptions are made for compensation which qualifies as performance-based compensation under the Tax Code and, on a transitional basis, for companies which have undertaken recent public offerings.
To this end, during 1996 the Compensation Committee recommended and the Board approved the Senior Executive Cash Incentive Plan, a separate cash incentive program applicable only to certain senior executives of the Company. Participation in the Senior Executive Cash Incentive Plan is in lieu of participation in the Employee Cash Incentive Plan. In order that payments under the Senior Executive Cash Incentive Plan qualify as performance-based compensation under the Tax Code, among other criteria, the Senior Executive Cash Incentive Plan must be approved by stockholders of the Company. Consequently, the Senior Executive Cash Incentive Plan is being presented to stockholders for their consideration at the Meeting.
The following summary of the Senior Executive Cash Incentive Plan is qualified in its entirety by reference to the complete text of such plan, a copy of which is attached to this Proxy Statement as Appendix B.
THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF TIMET COMMON STOCK PRESENT (IN PERSON OR BY PROXY) AND ENTITLED TO VOTE AT THE MEETING IS NECESSARY TO CONSTITUTE APPROVAL OF THE SENIOR EXECUTIVE CASH INCENTIVE PLAN BY STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SENIOR EXECUTIVE CASH INCENTIVE PLAN.
Summary Description of Plan

The individuals eligible to participate in the Senior Executive Cash Incentive Plan will be those executive officers of the Company (Vice President or above) determined by the Compensation Committee from time to time. Currently, Messrs. Martin, Dixey and Compofelice are the only participants in the Senior Executive Cash Incentive Plan. The Senior Executive Cash Incentive Plan provides that participants in such plan are not also eligible to participate in the Employee Cash Incentive Plan.
The Compensation Committee (or such other committee as is designated by the Board from time to time which consists of two or more members meeting the requirements of Section 162(m) of the Tax Code) shall be responsible for administration of the Senior Executive Cash Incentive Plan. Except as may otherwise be required in the future by Section 162(m) of the Tax Code from time to time, the Compensation Committee, acting in its sole discretion and without the need for any notice, at any time and from time to time, may modify or amend the Senior Executive Cash Incentive Plan or suspend or terminate such plan in its entirety.
Cash awards under the Senior Executive Cash Incentive Plan are based strictly upon the Company s financial performance in a given fiscal year and not on any individual performance criteria. Prior to the 90th day of the current fiscal year, the Compensation Committee will establish the applicable objective financial performance criteria for determining the Company performance levels. Currently, under the plan, the financial performance of the Company is determined based upon corporate-wide return on equity (as calculated under the Senior Executive Cash Incentive Plan). Initially, at a return on equity of less than 10%, no bonus is payable. At returns on equity of more than 10% and up to 30%, awards range from 50% to 150% of the participant s eligible earnings, with each 1% increase in return on equity above 10% resulting in an increase in award of 5% of eligible earnings over the 50% minimum for this level (e.g., a return on equity of 15% results in an award equal to 75% of eligible earnings). Awards are capped at 150% of eligible earnings. No participant may receive payments under the Senior Executive Cash Incentive Plan in excess of $2 million annually. The amounts that any participant in the Senior Executive Cash Incentive Plan will receive is not determinable in advance prior to the completion of the Company s fiscal year and the certification by the Compensation Committee of the actual performance level achieved by the Company for such year.
Within 90 days of the end of each fiscal year, the Compensation Committee determines and certifies the performance level achieved by the Company for such fiscal year. Awards are paid in cash as soon as practicable thereafter.
Except in the case of death or disability (as determined under the plan) or except as otherwise determined by the Compensation Committee, a participant must be employed by the Company on the last day of the fiscal year to be eligible to receive any award under the Senior Executive Cash Incentive Plan with respect to such fiscal year.
Nothing in the Senior Executive Cash Incentive Plan shall interfere with or limit in any way the right of the Company to terminate or change a participant s employment at any time or confer on any participant any right to continue in the employ of the Company for any period of time or to continue such participant s present or any other rate of compensation. No participant shall have any right to future continued participation in the Senior Executive Cash Incentive Plan. No right or interest of any participant in the Senior Executive Cash Incentive Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy.
Previous Awards

The Senior Executive Cash Incentive Plan was first effective for fiscal year 1996. Awards under the program for 1996, based upon a calculated return on equity of 24.2%, were $272,500 to Mr. Martin, $302,500 to Mr. Dixey, and $145,200 to Mr. Compofelice. Such amounts are included in the Bonus column of the Summary Compensation Table above. No other directors, nominees for director, executive officers, or employees of TIMET are currently participants in the Senior Executive Cash Incentive Plan.
Performance Graph
Set forth below is a line graph comparing the cumulative total stockholder return on TIMET Common Stock against the cumulative total return of (a) the S&P Composite 500 Index and (b) a self-selected peer group for the period commencing June 4, 1996 (the date upon which TIMET Common Stock was first registered under Section 12 of the Exchange Act) through December 31, 1996. The self-selected peer group is comprised of RMI Titanium Company and Oregon Metallurgical Corporation, TIMET s principal domestic competitors in the titanium metals industry for whom meaningful stock performance data is available. The graph shows the value at December 31, 1996, assuming an original investment of $100 and reinvestment of cash dividends and other distributions to stockholders. Comparison of Cumulative Return Among Titanium Metals Corporation, the S&P Composite 500 Index and the Self-Selected Peer Group

                  Self-Selected
      TIMET S&P 500     Peer Group
June 4, 1996      $100  $100  $100
December 31, 1996 $143  $111  $122
Certain Relationships and Transactions
Relationships with Related Parties
As set forth under the caption Security Ownership, the Company may be deemed to be controlled by Harold C. Simmons. The companies and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (i) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances or funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (ii) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly held minority equity interest in another related party. The Company continuously considers, reviews and evaluates, and understands that Contran, Tremont and related entities consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more such transactions in the future. It is the policy of the Company to engage in transactions with related parties on terms which are, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.
J. Landis Martin, Chairman of the Board and Chief Executive Officer of the Company, is also currently Chairman of the Board, Chief Executive Officer and President of Tremont. Mr. Martin also serves as a director, and President and Chief Executive Officer of NL. Joseph S. Compofelice, Vice President and Chief Financial Officer and a director, is also Vice President and Chief Financial Officer of Tremont, Vice President and Chief Financial Officer and a director of NL and Executive Vice President of Valhi. Robert E. Musgraves, Vice President and General Counsel of the Company, is also Vice President and General Counsel of Tremont. Mark A. Wallace, Vice President-Strategic Change of the Company, is also Vice President and Controller of Tremont. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Such individuals divide their time among the companies for which they serve as executive officers.
Although no specific procedures are in place which govern the treatment of transactions among the Company and Tremont, the board of directors of each includes one or more members who are not officers or directors of any entity that may be deemed to be related to the Company. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.
The Company understands that Tremont and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately-negotiated transactions depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of the TIMET Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors. The Company does not presently intend, and understands that Tremont does not presently intend, to engage in any transaction or series of transactions which would result in the TIMET Common Stock becoming eligible for termination of registration under the Exchange Act, or ceasing to be traded on a national securities exchange.
Contractual Relationships
Effective January 1, 1996, the Company and Tremont entered into an intercorporate services agreement which provides that the parties will render certain management, financial, tax and administrative services to each other, including provision for the reimbursement by Tremont to TIMET for payments for salary, bonus and stock-bond compensation for executive officers of Tremont. The term of the agreement is one year, subject to renewal on a quarterly basis. The Company charged Tremont a net amount of approximately $.4 million under the intercorporate services agreement in 1996. Tremont expects to pay TIMET a net amount of approximately $.4 million for services in 1997.
TIMET expects to enter into an intercorporate services agreement with NL in 1997 for the provision of certain financial risk management, tax and administrative services. TIMET expects to pay to NL approximately $.4 million for such services provided to TIMET by NL.
As a result of the IPO, the Company repaid certain loans to Tremont in the aggregate principal amount of $17.7 million together with accrued but unpaid interest of $4.8 million.
In 1996 in connection with the IPO, IMI and UTSC entered into separate agreements with the Company and Tremont whereby IMI and UTSC each agreed to reimburse Tremont for a potion of the cost to Tremont associated with the exercise of certain Tremont stock options issued to employees of TIMET pursuant to the Tremont Stock Incentive Plan. The payments are calculated by multiplying
(x) the number of Tremont Common Stock covered by such exercised option by (y) the difference between (i) the closing sale price of Tremont Common Stock on the NYSE Composite Tape on the date of exercise not to exceed $34 minus (ii) $16.625 and multiplying the resulting product by (z) 0.16 in the case of UTSC and 0.34 in the case of IMI. The maximum aggregate payments to be made by IMI and UTSC to Tremont under such agreements are limited to $1.1 million and $520,000, respectively.
In connection with the operations of the Company s Henderson, Nevada facility, the Company purchases utility services from Basic Investments, Inc. and its subsidiaries (collectively, BII ) pursuant to various agreements. During 1995, the aggregate amount paid by the Company to BII was less than $1 million. A company 75%-owned by Tremont and 25%-owned by UTSC owns approximately 32% of BII.
In connection with the 1996 acquisition of IMI Titanium, the Company issued $20 million of subordinated debt to IMI in exchange for a like amount of debt previously owed to IMI by IMI Titanium Ltd. A portion of the proceeds of the IPO was used to prepay such debt.
TIMET UK leases its manufacturing facility in Witton, England from an affiliate of IMI. The leases on the principal facilities are for 30-year terms. TIMET UK pays aggregate rental thereunder of approximately L650,000 per year, which amount is subject to adjustment every five years based on changes in the Retail Prices Index for all items excluding housing as published by HM Government s Central Statistical Office. The Company has guaranteed the obligations of TIMET UK under these leases.
In connection with the construction and financing of the Company s Vacuum Distillation Production ( VDP ) Plant in Henderson, Nevada, UTSC licensed certain technology to the Company and received, among other consideration, the right to acquire 4.4 million pounds (5.4 million pounds in 2008) of the Company s annual production capacity of VDP sponge at agreed-upon prices through early 1997 and higher formula-determined prices thereafter through 2008. The Company believes its selling prices to UTSC to be below fair market value and that such discount represents consideration to UTSC for the licensed technology. Sales to UTSC in 1993, 1994, 1995 and 1996 were $1 million, $2 million, $9 million and $12 million, respectively.
Toho Titanium Company, Ltd., a stockholder of UTSC, through an intermediary trading company, is a party to a contract with TIMET UK pursuant to which TIMET UK purchases titanium sponge. The contract covers up to 3.2 million pounds during 1996 at firm prices.
The Company believes that the terms of the foregoing intercorporate services agreement and other transactions with related parties were no less favorable to the Company than it might have obtained from unaffiliated third parties. Shareholder Agreements
In connection with the investment by UTSC in the Company, the Company, Tremont, UTSC, and the stockholders of UTSC entered into an agreement dated May 30, 1990, as amended (the
 Investors Agreement ), that regulates certain aspects of the governance of the Company. The Investors Agreement provides, among other things, that so long as UTSC and its stockholders hold at least 10% of the Adjusted Outstanding TMC Voting Securities : (i) the Board of the Company shall be composed of seven or fewer members, of whom one shall be designated by UTSC;
(ii) UTSC s approval shall be required for the dissolution or liquidation of the Company or any of its subsidiaries or the filing by the Company of a petition in bankruptcy or the commencement by the Company of any other proceeding seeking relief from its creditors; and (iii) UTSC shall be entitled to receive certain periodic information about the Company. Adjusted Outstanding TMC Voting Securities means: (i) all TIMET Common Stock outstanding prior to the IPO (other than 92,950 shares issued to certain members of management in 1996), (ii) all shares of TIMET Common Stock issued in the IPO, and (iii) shares of TIMET Common Stock issued following the IPO (unless the issuance of such shares would cause UTSC to lose its rights associated with owning 10% of the Adjusted Outstanding TMC Voting Securities or the termination of the Investors
Agreement, in which case such shares will be counted only if UTSC is afforded certain pre-emptive rights to avoid such dilution), but does not include shares issued in connection with any existing or future employee or director stock option or compensation plan.
The Investors Agreement also provides for: (i) mutual rights of indemnification between UTSC and the Company for losses arising from any material breach of a covenant or agreement contained in the Investors Agreement with respect to various representations and warranties made in connection with UTSC s investment in the Company;
(ii) certain limitations on the right of UTSC to transfer its shares of TIMET Common Stock; (iii) a right of first refusal, under certain circumstances, in favor of Tremont on certain proposed transfers of UTSC s TIMET Common Stock;
(iv) provisions for the arbitration of certain disputes arising under the Investors Agreement; and (v) termination of the nvestors Agreement in the event that UTSC and its stockholders or their affiliates, as a group, hold less than
5% of the Adjusted Outstanding TMC Voting Securities.
In connection with the IMI Titanium Acquisition, the Company, Tremont, IMI and two of its affiliates, IMI Kynoch Ltd. and IMI Americas Inc., entered into an agreement dated February 15, 1996, as amended March 29, 1996 (the Shareholders Agreement ) to regulate certain matters relating to the governance of the Company as among the Company, Tremont and its affiliates, and IMI and its affiliates. UTSC is not a party to the Shareholders Agreement and has no rights or obligations as a party to the Shareholders Agreement. Certain rights granted to Tremont and IMI and their permitted transferees ( Holders ) under the Shareholders Agreement depend on the percentage of TIMET Common Stock held at any given time. With respect to representation on the Company s Board of Directors, the Shareholders Agreement generally provides that each party shall vote its TIMET Common Stock in favor of four nominees of Tremont for the Board of Directors so long as Tremont holds at least 30% of the outstanding TIMET Common Stock. In addition, each party shall vote its TIMET Common Stock in favor of two nominees of any Holder of 20% or more of the outstanding TIMET Common Stock (a 20% Holder ); and one nominee of a Holder of 10% or more of the outstanding TIMET Common Stock (a 10% Holder ).
The Company has agreed in the Shareholders Agreement that, without the approval of each 20% and 10% Holder, it shall not cause or permit the dissolution or liquidation of the Company or any of its subsidiaries or the filing by the Company of a petition in bankruptcy or the commencement by the Company of any other proceeding seeking relief from its creditors. The Company has also agreed to provide each 10% Holder certain periodic information about the Company and its subsidiaries, which right is subject to confidentiality restrictions.
The Shareholders Agreement also provides for: (i) rights of indemnification among the Company, Tremont and IMI with respect to various representations and warranties made in connection with the IMI Titanium Acquisition;
(ii) certain limitations on the rights of a Holder to transfer its shares of TIMET Common Stock; (iii) restrictions on the ability of a Holder to transfer certain of the rights accorded by the Shareholders Agreement; (iv) agreements not to engage in competition with the Company if the Holder is a 20% Holder; (v) grant of the IMI Option described below; (vi) the arbitration of certain disputes arising under the Shareholders Agreement; and (vii) termination of the Shareholders Agreement in the event no Holder of 5% of the outstanding TIMET Common Stock exists.
In connection with the IMI Titanium Acquisition, IMI Americas, Inc. granted Tremont the IMI Option, giving Tremont the right to acquire 2,012,920 shares of TIMET Common Stock. Concurrently with the grant of the IMI Option, Tremont assigned to UTSC certain rights to acquire 503,230 shares of TIMET Common Stock from IMI.
See  Security Ownership  above.
Registration Rights
Under the Investors Agreement and subject to certain limitations, so long as UTSC or its stockholders hold at least 5% of the outstanding TIMET Common Stock, UTSC and its stockholders are entitled to certain rights with respect to registration under the Securities Act of the shares of TIMET Common Stock that are held by UTSC. UTSC holds 3,150,000 shares (10% of the outstanding TIMET Common Stock) and, pursuant to the IMI Option, has the right to acquire an additional 503,230 shares of TIMET Common Stock from IMI. The Investors Agreement provides that
(i) UTSC and its stockholders and their permitted transferees have one right (the Demand Right ) to request the Company to register under the Securities Act at least 50% of the shares of TIMET Common Stock and any equity securities of the Company convertible into, or exercisable or exchangeable for, any shares of TIMET Common Stock held by them or their permitted transferees (the Registrable Securities ); and (ii) if the Company proposes to register any Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, UTSC and its stockholders and their permitted transferees have two rights to request the Company to include in such registration the Registrable Securities held by them or their permitted transferees (the Piggyback Right ), provided that such Piggyback Right shall remain in effect if the Company fails to effect the registration of all Registrable Securities requested to be registered. Under most circumstances, substantially all of the expenses for a registration pursuant to a Demand Right are to be borne by UTSC, and substantially all of the expenses for a registration pursuant to a Piggyback Right are to be borne by the Company, other than underwriting commissions and discounts on, and incremental registration fees relating to, the Registrable Securities included in the registration. Under certain circumstances, the number of shares included in such registrations may be limited. The Company has agreed to indemnify the holders of any Registrable Securities being registered by the Company pursuant to the Investors Agreement, as well as the holder s directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act. Pursuant to these requirements, UTSC has requested registration of 3,653,230 shares of TIMET Common Stock (consisting of shares currently held by UTSC and shares UTSC can obtain upon exercise of the IMI Option) in connection with the BUCS Registration Statement recently filed by the Company.
Under the Shareholders Agreement, IMI, Tremont and their affiliates are entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that are held by each of them.
The Shareholders Agreement generally provides, subject to certain limitations, that (i) 10% Holders shall have two rights, only one of which can be on Form S-1, to request the Company to register under the Securities Act an amount of not less than $25 million of Registrable Securities; and (ii) if the Company proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to Registration Rights granted to other holders of its securities and whether or not for sale for its own account, IMI, Tremont and their affiliates have the right to request the Company to include in such registration the Registrable Securities held by them or their permitted transferees so long as each holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such Registrable Securities even though less than 5%). The Company is obligated to pay all registration expenses in connection with a registration under the Shareholders Agreement. Under certain circumstances, the number of shares included in such registrations may be limited. The Company has agreed to indemnify the holders of any Registrable Securities to be covered by a registration statement pursuant to the Shareholders Agreement, as well as the holder s directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act. Pursuant to these requirements, Tremont has requested registration of 1,508,075 shares of TIMET Common Stock (equivalent to the number of shares Tremont can obtain upon exercise of the IMI Option) in connection with the BUCS Registration Statement recently filed by the Company.
Pursuant to registration rights granted to the original purchasers of the TIMET Trust Securities, the Company recently filed the BUCS Registration Statement. That Registration Statement has not yet become effective.
Certain Litigation
Certain directors of TIMET are parties to the litigation described below:
In September 1996, a purported stockholder derivative suit was filed in the Chancery Division of the New Jersey Superior Court, Bergen County (Seinfeld v. Simmons et al., Civ. Action No. C-336-96) challenging the NL s 1991 purchase of approximately 10.9 million shares of NL common stock from Valhi in connection with a dutch auction tender offer to all stockholders. The complaint names as defendants NL, Valhi, and seven persons who served on NL s Board of Directors in 1991, including J. Landis Martin, the Company s Chairman and Chief Executive Officer. The complaint alleges that NL s purchase of the shared in the dutch auction constituted a breach of the defendants fiduciary duties to NL s stockholders. The complaint seeks rescission of the purchase from Valhi and monetary damages. NL and the other defendants have answered the complain and have denied all allegations of wrongdoing. The Company understands that each of the defendants intend to defend the action vigorously. Trial is scheduled to begin in November 1997.
In November 1991, a purported derivative complaint was filed in the Court of Chancery of the State of Delaware, New Castle County (Kahn v. Tremont Corp., et al., No. 12339), in connection with Tremont s purchase of 7.8 million shares of NL common stock form Valhi in 1991. The complaint named as defendants Valhi and all the members of the Board of Directors of Tremont, including Mr. Martin and Gen. Stafford, and alleged that Tremont s purchase of the NL common stock constituted a waste of Tremont s assets and a breach of fiduciary duties by Tremont s board. A trial in this matter was held in June 1995 and in March 1996, the Court issued its opinion ruling in favor of the defendants concluding that the purchase of the interest in NL was entirely fair to Tremont. Plaintiff has appealed the decision to the Delaware Supreme Court, which has not yet ruled on the matter.
The Company is not a party to either of the foregoing actions.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company s executive officers, directors, and persons who own beneficially more than 10% of a registered class of the Company s equity securities to file reports of ownership and changes in ownership with the Commission and the Company. Based solely on a review of copies of the Section 16(a) reports furnished to the Company and written representations by certain reporting persons, the Company believes that all of the Company s executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 1996, except that the Company understands that Mr. Martin and Mr. Compofelice were inadvertently late, by less than one month, in filing reports with respect to their single purchases in November 1996 of TIMET Trust Securities which are convertible into TIMET Common Stock in the future.
Independent Public Accountants
The firm of Coopers & Lybrand, L.L.P. served as the Company s independent public accountants for the year ended December 31, 1996 and is currently expected to be considered for appointment by the Board of Directors as such for the year ended December 31, 1997. Representatives of Coopers & Lybrand, L.L.P. are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Stockholder Proposals for 1998 Annual Meeting
Stockholders may submit proposals on matters appropriate for stockholder action at the Company s annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by the Company no later than December 20, 1997, to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.
Other Matters
The Board of Directors knows of no other business which will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.
1996 Annual Report on Form 10-K
A copy of TIMET s 1996 Annual Report on Form 10-K, as filed with the Commission, may be obtained by stockholders without charge on request by writing: Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.
TITANIUM METALS CORPORATION
Denver, Colorado
April 16, 1997

Appendix A
1996 Long Term Performance
Incentive Plan of Titanium Metals Corporation
Section 1. Introduction
1.1  Purpose
The purpose of the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation (the Plan ) is to advance and promote the interest of Titanium Metals Corporation (the Company ) and its employees and stockholders by encouraging the acquisition of its Common Stock by key employees and individuals who perform significant services for the benefit of the Company. Accordingly, the Plan is intended as a means of attracting and retaining outstanding employees and also to promote a close commonality of interest between employees and stockholders.
1.2  Definitions
The following terms shall have the meanings set forth below:
(a) Appreciation Date. The date designated by a Grantee of Stock Appreciation Rights as defined herein for measurement of the appreciation in the value of rights awarded to him or her which date shall be the date notice of such designation is received by the Administrator of the Plan.
(b)   Code. The Internal Revenue Code of 1986, as amended.
(c) Committee. The Board of Directors of the Company or a committee consisting of at least two members designated by the Board of Directors of the Company.
(d) Common Stock. The Common Stock of Titanium Metals Corporation, $.01 par value.
(e) Disability. Complete and permanent disability as defined in Section 22(e)(3) of the Code.
(f) Employee. Any of the officers or other employees of the Company or any Subsidiary including officers who are members of the Board of Directors.
(g) Fair Market Value. The mean of the highest and lowest sales prices of Common Stock as reported on the consolidated tape of a national securities exchange on any relevant date for valuation, or, if there be no such sale, the mean of the highest and lowest sales prices of such Common Stock as so reported on the nearest preceding date upon which such sales took place. In the event the shares of Common Stock are no longer listed on a national securities exchange, the Fair Market Value of such shares shall be determined by the Committee in its sole discretion.
(h) Grantee. Any individual (including an Employee) who in the opinion of the Board of Directors performs significant services in the benefit of the Company and who is granted awards under the plan.
(i) Incentive Stock Option. A stock option granted by the Committee to an Grantee under the Plan which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422A of the Code.
(j) Nonqualified Stock Option. A stock option granted by the Committee to a Grantee under the Plan, which is not designated by the Committee as an Incentive Stock Option.
(k) Option. An Incentive Stock Option or Nonqualified Stock Option granted by the Committee to a Grantee under the Plan.
(l) Option Expiration Date. The date on which an Option becomes unexercisable by reason of the lapse of time or otherwise.
(m) Plan Administrator. The Controller or Assistant Controller of the Company or his or her designee.
(n) Restricted Stock. Shares of Common Stock issued or transferred to a Grantee subject to the restrictions set forth in Section 4.2.
(o) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.
(p) Restriction Period. The period of time determined by the Committee during which Restricted Stock is subject to the restrictions under the Plan.
(q) Retirement. The termination of employment constituting retirement (other than disability retirement) under the terms of any formal retirement plan of the Company or any of its Subsidiaries.
(r) Stock Appreciation Right ( SAR ). A right to earn additional compensation for the performance of future services, based on the stock market performance of the Common Stock.
(s) SAR Expiration Date. The date on which a Stock Appreciation Right becomes unexercisable by reason of the lapse of time or otherwise in accordance with the Plan.
(t) Subsidiary. Any corporation (whether now or hereafter existing) of which constitutes a subsidiary of the Company, as defined in Section 425(f) of the Code.
1.3  Operation of Plan
(a) The Committee hall have authority, acting in its sole discretion, to grant to such Employees, or any other individual who in the opinion of the Board of Directors performs significant services for the benefit of the Company, as it may designate, Options, SARs, Restricted Stock Awards or any combination of such grants, on the terms and conditions hereinafter set forth. In the event an Option is granted, the Committee shall also have authority to determine whether such option is a Nonqualified Stock Option or Incentive Stock Option and whether a SAR shall be granted in connection with any such Option.
(b) No member of the Committee shall be eligible nor shall any member at any time within one year prior to election as a member of the Committee have been eligible for the grant of an Option, a SAR or Restricted Stock Award under the Plan or for selection as a person to whom Common Stock may be allocated or to whom Stock Options or SARs may be granted pursuant to any other employee benefit plan of the Company or any Subsidiary entitling the participants therein to acquire Common Stock, Options or SARs of the Company or any Subsidiary.
1.4  Maximum Number of Shares
Notwithstanding anything contained herein to the contrary, the maximum number of shares of Common Stock available for issuance or transfer to all Grantees pursuant to the Plan shall be 2,500,000 shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with
Section 5.5. Shares of Common Stock issued under the Plan shall be, when issued, fully paid and nonassessable. The Common Stock available for issuance on transfer under the Plan shall be made available from shares now or hereafter held in the treasury of the Company or from authorized but unissued shares. If any outstanding Stock Option under the Plan expires or is terminated for any reason then the Common Stock allocable to the unexercised portion of such Stock Option shall not be charged against the limitation of this Section 1.4 and may again become the subject of a Stock Option granted under the Plan.
1.5  Individual Grant Limitation
The aggregate number of underlying shares of Common Stock issuable pursuant to grants of Options, SARs and/or for Restricted Stock Awards to a particular individual pursuant to the Plan shall not exceed 250,000 shares of Common Stock during any fiscal year of the Company.

Section 2. Stock Options
2.1  Grant of Options
(a) The Committee may grant Options to Grantees for the purchase of shares of Common Stock.
(b) The purchase price per share of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value per share of such stock on the date the Option is granted, as determined by the Committee, except as otherwise provided in this Plan. An option may be exercised only when the Fair Market Value of the shares subject to the option exceeds the exercise price of the option.
(c) Stock Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any outstanding Option, except as otherwise provided in this Plan.
2.2  Incentive Stock Options
(a) Except as otherwise determined by the Committee, each Incentive Stock Option shall become exercisable by the Grantee in accordance with the following schedule:
      Cumulative Percentage of
      Shares Covered by
Completed Years   Incentive Stock Option
From Date of Grant      Which May Be Exercised
Less than 3 years Zero percent
3 but less than 4 years Up to fifty percent
Four or more years      Up to one hundred percent
(b) At or prior to the time an Incentive Stock Option is granted, the Committee shall fix the term of such option which shall be not more than ten years from the date of grant. In the event the Committee takes no action to fix the term, such option shall expire seven years from the date of grant.
(c) Anything in the Plan notwithstanding, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year under the Plan and any other Incentive Stock Option plans of the Company and its Subsidiaries or any parent corporation, as defined in Section 425(e) of the Code, of the Company (a Parent Corporation ) shall not exceed $100,000.
(d) Anything in the Plan notwithstanding, an Incentive Stock Option shall not be granted to any Grantee who, at the time such Incentive Stock Option is granted, owns (including constructive ownership as described in Section 425(d) of the Code) shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, a Subsidiary or a Parent Corporation; provided, however, that this restriction shall not apply if, at the time such Incentive Stock Option is granted, (i) the per share exercise price of such Option is at least 110% of the Fair Market Value of the shares of Common Stock subject to such Option, and
(ii) such Option is by its terms not exercisable after the expiration of five years from the date of grant of such Option.
(e) The Grantee shall give prompt notice to the Company of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option (and such information regarding such disposition as the Company may reasonably request) if such disposition occurs within either two years after the date of grant or one year of the receipt of such common stock by the Grantee.
2.3  Nonqualified Stock Options
(a) Each Nonqualified Stock Option, unless otherwise established by the Committee, shall become exercisable by the Grantee in accordance with the following schedule:
      Cumulative Percentage of
      Shares Covered by
Completed Years   Nonqualified Stock Option
From Date of Grant      Which May Be Exercised
Less than 2 years Zero percent
2 but less than 3 years Up to forty percent
3 but less than 4 years Up to sixty percent
4 but less than 5 years Up to eighty percent
Five or more years      Up to one hundred percent
(b) The Committee shall fix the term of each Nonqualified Stock Option which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant. The Committee may, from time to time, extend the Option Expiration Date of any Nonqualified Stock Option upon such terms and conditions as the Committee shall determine; provided, however, that no such extension or extensions shall extend the Nonqualified Stock Option for an aggregate period in excess of three years from the date of the original Option Expiration Date of such Nonqualified Stock Option and no such Nonqualified Stock Option shall be extended within six months after the date on which the Nonqualified Stock Option was originally granted or within six months prior to the Option Expiration Date of such Nonqualified Stock Option as the same may have been extended.
(c) The Committee may grant to one or more holders of Nonqualified Stock Options, in exchange for their voluntary surrender and the cancellation of such Options and their corresponding SARs, if any, new Options having different Option prices than the Option prices provided in the Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.
2.4  SARs Attached to Options
(a) The Committee may award a SAR with respect to any shares covered by any Option granted under the Plan. Except as otherwise provided in this Section, the terms and procedures set forth in Section 3.1 shall be applicable to SARs with respect to shares covered by a related Option.
(b) Each SAR shall be subject to the same terms and conditions as the related Option with respect to date of expiration, difference between Fair Market Value on the Appreciation Date and the date of the award, limitations on transferability, and eligibility to exercise. When a SAR is awarded with respect to shares covered by a related Incentive Stock Option, such SAR may be exercised only when the Market Price of the shares subject to the Option exceeds the exercise price of such Option.
(c) Any extension of the Option Expiration Date of a Nonqualified Stock Option shall also extend the related SAR, and any acceleration of the exercise date of an Option shall likewise accelerate the exercise date of the related SAR.
(d) Upon the exercise of a SAR, the related Option shall cease to be exercisable as to the shares with respect to which such right was exercised, and the related Option shall be considered to have been exercised to that extent. Upon the exercise or Option Expiration Date of a related Option, the SAR granted with respect thereto shall terminate.
2.5  Payment for Common Stock
(a) Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash, in shares of Common Stock valued at the then Fair Market Value thereof, or by a combination of cash and shares of the Company Common Stock.
(b) The proceeds received by the Company from the sale of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.
Section 3. Stock Appreciation Rights Awards
(a) The Committee shall have authority to award SARs to Grantees and to determine the number of SARs to be awarded to each Grantee.
(b) The Committee shall have sole discretion to determine whether payment of SARs shall be made wholly in cash, wholly in shares of Common Stock or by a combination of cash and shares of Common Stock. In the event no action is taken by the Committee to determine the method of payment, the amount due shall be paid half in cash and half in shares of Common Stock. In the event shares of Common Stock are issued, the Committee shall fix the amount of consideration represented by the past services performed by the grantee with respect to such shares.
(c) The amount of additional compensation which may be received pursuant to the award of one SAR is the excess of the Fair Market Value of one share of Common Stock at the Appreciation Date over that on the date the SAR was awarded.
(d) A Grantee may designate an Appreciation Date in accordance with the following schedule, unless otherwise changed by the Committee, by filing an irrevocable written notice with the Plan Administrator of the Company specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded:
      Cumulative Percentage of
      SARs Awarded for Which
Completed Years   Appreciation Date
From Date of Grant      May be Designated
Less than 2 years Zero percent
2 but less than 3 years Up to forty percent
3 but less than 4 years Up to sixty percent
4 but less than 5 years Up to eighty percent
Five or more years      Up to one hundred percent
The Appreciation Date shall be the date the notice is received by the Plan Administrator.
(e) In the event that a payment is made to a Grantee pursuant to a SAR in whole or in part in the form of shares of Common Stock, the shares shall be valued at their Fair Market Value on the Appreciation Date.
(f) Except as otherwise provided in the case of SARs granted in connection with Options, the SAR Expiration Date shall be a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded.
(g) On the SAR Expiration Date, the SAR shall terminate, the amount of additional compensation represented thereby shall become zero, and all rights relating to the SAR shall expire.
Section 4. Restricted Stock
4.1  Restricted Stock Awards
(a) The Committee shall have the authority (i) to grant Restricted Stock Awards, (ii) to issue or transfer Restricted Stock to Grantees, and (iii) to establish terms, conditions and restrictions in connection with the issuance or transfer of Restricted Stock, including the Restriction Period, which may differ with respect to each Grantee.
(b) The Grantee of Restricted Stock shall execute and deliver to the Plan Administrator of the Company an Incentive Plan Agreement under Section 5.1(a), an escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. The Committee shall then cause stock certificates registered in the name of the Grantee to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Grantee a receipt evidencing any stock certificate held by it registered in the name of the Grantee.
4.2  Restrictions
(a) Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restriction Period: (i) a Grantee shall be issued, but shall not be entitled to delivery of the stock certificate;
(ii) the shares of Common Stock of the Company shall, except as otherwise determined by the Committee, be subject to the restrictions on transferability set forth in Section 5.2; (iii) the shares of Common Stock of the Company shall be forfeited and the stock certificates shall be returned to the Company and all rights of the Grantee to such shares and as a shareholder shall terminate without further obligation on the part of the Company on the earlier of (i) the date the employment of Grantee terminates, or (ii) the date Grantee is given written notice of his or her discharge from such employment, except in the case of Disability or death; and
(iv) any other restrictions which the Committee may determine in advance are necessary or appropriate, including termination of Restricted Stock Awards to Grantees other than employees.
(b) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.
4.3  Restriction Period
The Restriction Period of Restricted Stock shall commence on the date of grant and unless otherwise established by the Committee in the Agreement setting forth the terms of the award of Restricted Stock or advanced pursuant to Section 6.2(c), shall expire from time to time as that part of the Restricted Stock Award determined in accordance with the following schedule:
      Percentage of Each
      Restricted Stock Award
Completed Years   for Which Restriction
From Date of Grant      Period Expires
Less than 1 year  Zero percent
1 but less than 2 years Up to thirty percent
2 but less than 3 years Up to sixty percent
Three or more years     Up to one hundred percent
4.4  Delivery of Shares of Common Stock
Subject to Section 6.4, at the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock with respect to which the Restriction Period has expired (to the nearest full share) shall be delivered without charge to the Grantee, or his personal representative, free of all restrictions under the Plan.
Section 5. Provisions Relating to Plan Participation
5.1  Plan Conditions
(a) Each Grantee to whom an Option, SAR Award or Restricted Stock Award is granted under the Plan shall be required to enter into an Incentive Plan Agreement with the Company in a form provided by the Committee, including provisions that the Grantee (i) shall not disclose any trade or secret data or any other confidential information of the Company acquired during employment by the Company or a Subsidiary, or after the termination of employment or Retirement, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (iii) shall not interfere with the employment of any other Company employee. Options, SARs and Restricted Stock Awards may contain such terms and conditions, not inconsistent with the Plan, as shall be determined from time to time by the Committee.
(b) The Plan shall not create any employment rights in any Grantee and the Company shall have no liability for terminating the employment of a Grantee before the Grantee becomes entitled to designate an Appreciation Date with respect to any SAR, before the exercise date of any Option, or during the Restriction Period of any Restricted Stock.
5.2  Transferability
(a) Options, SARs and Restricted Stock Awards are not transferable other than by will or by the laws of descent and distribution; provided, however, that the Committee may grant Options, SARs and Restricted Stock Awards that are transferable, without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships for such family members, and may amend outstanding Options, SARs and Restricted Stock Awards to provide for such transferability. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
(b) Except as otherwise determined by the Committee, only the Grantee (or his or her guardian if the Grantee becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, designate Appreciation Dates and receive cash payments and deliveries of shares or otherwise exercise rights under the Plan.
5.3  Rights as a Stockholder
(a) A Grantee of an Option, a SAR Award or Restricted Stock or a transferee of such Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided by Section 5.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.
(b) A Grantee of Restricted Stock or a transferee of such Grantee shall, upon the date certificates for the Restricted Stock are issued, have all of the rights of a shareholder including the right to vote such shares and to receive dividends, subject however to the restrictions established by the Committee pursuant to Section 4.2.
5.4  Listing and Registration of Shares of Common Stock
The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Option or pursuant to a SAR or Restricted Stock Award until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.
5.5  Change in Stock and Adjustments
(a) In the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of the Company or a stock split or stock dividend or a combination, merger, or reorganization of the Company into or with any other corporation or any other transaction with similar effects, there then shall be substituted for each share of Common Stock theretofore subject, or which may become subject, to issuance or transfer under the Plan, the number and kind of shares of Common Stock or other securities or other property into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged and the Committee may make other equitable adjustments which it deems to be warranted.
(b) In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or other property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Options, SARs or Restricted Stock Awards, such adjustment shall be made in accordance with such determination. Any adjustment of an Incentive Stock Option under this paragraph shall be made only to the extent not constituting a modification within the meaning of Section 425(h)(3) of the Code. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of the Plan.
(c) In the event (i) the number of shares of Common Stock to be delivered upon the exercise in full of any Option granted under the Plan is reduced for any reason, (ii) any Option granted under the Plan can no longer under any circumstances be exercised, or (iii) shares awarded as Restricted Stock are forfeited, the number of shares no longer subject to such Option or forfeited shall thereupon be released and shall thereafter be available for new Option or SAR grants, or new Restricted Stock Awards under the Plan; provided, however, that a surrender of all or part of an Option pursuant to Section 2.4 shall not be considered a lapse or termination for purposes of this provision.
5.6  Termination of Employment and Death
(a) If an Employee s employment is terminated for any reason whatsoever, any Option or SAR granted pursuant to the Plan outstanding at the time and all rights thereunder shall wholly and completely terminate 90 days after the earlier of (i) the date the employment of Grantee terminates, or (ii) the date Grantee is given written notice of his or her discharge from such employment, except as provided in (b), (c) or (d) below; provided, however, that no Option or SAR shall continue to vest in accordance with the provisions of Sections 2.2,
2.3 and 3 beyond the date Grantee s employment with the Company terminates or, in the case of written notice of discharge, the date of such notice. The determination of termination of any Option or SAR grant to a Grantee other than an Employee prior to the grant designated expiration date is at the sole discretion of the Committee.
(b)   Upon the normal Retirement of an Employee:
(i) any unvested portion of any outstanding Restricted Stock, Option or SAR grant shall be canceled and no further vesting will occur; and,
(ii) any portion of an Option or SAR grant which vested on or before the normal Retirement date shall expire on the earlier of: (A) the Option Expiration Date or the SAR Expiration Date as the case may be, or (B) the expiration of three years from the normal Retirement date, or (C) one year from the date of death of a retiree in the event of death after normal Retirement.
(c)   Upon termination of employment as a result of death or Disability:
(i) all outstanding grants of Restricted Stock, Options or SARs shall vest notwithstanding the original vesting schedule; and,
(ii) any vested Option or SAR (including those vested pursuant to Section 5.6(c)(i)) shall expire upon the earlier of (A) the Option Expiration Date or SAR Expiration Date (as applicable) or (B) the first anniversary of such termination.
(d) Notwithstanding the termination of employment of a Grantee, the Committee, by action taken within 90 days of the date of such termination, may extend the duration of any Option or SAR for such period as the Committee may determine to be appropriate, provided that such period shall not exceed the date of termination provided for in the original grant (which period is subject to one or more further extensions as the Committee may determine to be appropriate).
(e) Anything to the contrary herein notwithstanding, in no event shall an Incentive Stock Option terminate later than ten years after the date of grant.

Section 6. Administration
6.1  Effective Date and Grant Period
The Plan shall become effective on the consummation of the initial public offering under the Securities Act of 1933, as amended, of the Company ( Effective Date ), provided, however, that the Plan shall lapse if the Effective Date has not occurred on or prior to December 31, 1996, and any Options, SARs or Restricted Stock granted under the Plan prior to the Effective Date shall be conditioned upon the occurrence of the Effective Date. No Nonqualified Stock Options, SARs or Restricted Stock Awards may be granted under the Plan after ten years from the Effective Date.
6.2  Committee Authority
(a) In addition to other authority granted to the Committee in the Plan, the Committee shall prescribe such forms and make such rules as it deems necessary for the proper administration of the Plan, shall correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any Option, SAR or Restricted Stock Award in the manner and to the extent the Committee deems desirable to carry the Plan, Option, SAR or Restricted Stock Award into effect.
(b) The Committee may interpret or construe the Plan and any Option, SAR or Restricted Stock Award granted, and any interpretation or construction made by it in good faith shall be conclusive on the Company, its Subsidiaries, their successors and assigns, the Company s stockholders, the participants in the Plan and their transferees, and other employees of the Company and its Subsidiaries.
(c) The Committee shall have the authority to advance (i) the Grantee s right to designate an Appreciation Date for any SAR, (ii) the date on which an Option shall become exercisable by the Grantee, and (iii) the date on which the Restriction Period of any Restricted Stock shall expire; provided, however, that no Option shall be exercised and no Appreciation Date shall be designated by an officer or director of the Company until the expiration of six months from the date of grant.
6.3  Funding
Except as provided under Section 4.1(b), no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Grantees shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
6.4  Withholding Taxes
(a) Whenever shares are to be issued or delivered pursuant to the Plan, the Company shall have the right, in its sole discretion, to either (i) require the Grantee to remit to the Company or
(ii) withhold from any salary, wages or other compensation payable by the Company to the Grantee, an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.
(b) With respect to shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such shares within two years from the date of grant of such option or within one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.
 .5  Amendment and Termination
(a) The Plan may be amended or terminated by the Board of Directors of the Company by the affirmative vote of a majority of the directors in office. The Plan, however, shall not be amended, without approval of the shareholders, to increase the number of shares which may be issued or transferred to Grantees or transferees, to modify the eligibility requirements of the Plan pertaining to Incentive Stock Options, to extend the right of the Committee to grant Options, SARs and Restricted Stock Awards beyond ten years from the Effective Date, to reduce any Option price except to the extent authorized in this Plan, or to alter any other feature of Incentive Stock Options as to which federal law requires shareholder approval as a condition for incentive stock option treatment.
(b) No amendment or termination of the Plan shall impair any rights which have accrued under the Plan. However, any shares of the Company theretofore reserved for Options not granted prior to such termination and any shares that have been awarded as Restricted Stock that are forfeited shall be released.
(c) The Plan shall be construed in accordance with the laws of the State of Colorado, except to the extent inconsistent with federal securities law and applicable provisions of the Code and the regulations issued thereunder.

Appendix B
Titanium Metals Corporation
Senior Executive Cash Incentive Plan
I. Purpose
The purpose of the Titanium Metals Corporation Senior Executive Cash Incentive Plan is to attract and retain high quality senior executives and to provide incentives to such executives to maximize the annual financial performance of Titanium Metals Corporation and its related entities and thereby increase shareholder value. The Titanium Metals Corporation Senior Executive Cash Incentive Plan is intended to qualify for the exception to the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the
 Code ), for qualified  performance-based compensation.
II. Effective Date of Plan
The effective date of the Plan shall be January 1, 1996.
III. Definitions
(a) Compensation Committee shall mean the committee comprised solely of two or more outside directors of the Company which shall have the authority to administer the Plan. No member of the Compensation Committee shall be a current employee of the Company, a former employee who is currently receiving compensation from the Company for prior services (other than benefits under a tax-qualified retirement plan), a current or former officer of the Company, or shall receive or have received remuneration from the Company within the meaning of Treas. Reg. 1.62-27(e)(3), either directly or indirectly, in any capacity other than as a director.
(b)    Company  shall mean Titanium Metals Corporation.
(c) Disability shall mean disability by bodily injury or disease, either occupational or nonoccupational in cause, permanently preventing the Participant, on the basis of medical evidence satisfactory to the Compensation Committee, from engaging in any occupation or employment with the Company.
(d) Eligible Earnings shall mean the aggregate base salary actually paid to a Participant with respect to a given Plan Year.
(e) Participant for a particular Plan Year shall mean those individuals designated by the Compensation Committee to be eligible to receive Performance-Based Compensation Awards under Section V for that Plan Year. The Compensation Committee shall determine the individuals who shall be Participants for a particular Plan Year by January 1 of that Plan Year (or date of original approval of the Plan by the Committee for 1996).
(f) Performance-Based Compensation Award shall mean the cash award as determined by the application of Section V of the Plan.
(g) Plan shall mean the Titanium Metals Corporation Senior Executive Cash Incentive Plan.
(h) Plan Year shall mean the 12 consecutive month period coinciding with the Company s fiscal year.
(i) Return on Equity shall mean the ratio expressed as a percentage rounded to the nearest tenth of the Company s Net Income for the Plan Year to its Average Equity for such Plan Year. Net Income shall mean the Company s net income for the Plan Year, determined in accordance with generally accepted accounting principles and as reported in the Company s annual audited consolidated financial statements. Average Equity shall mean the arithmetic average of the Company s stockholders equity at the end of the Plan Year and the end of the immediately preceding Plan Year. Stockholders equity shall be determined in accordance with generally accepted accounting principles, shall be deemed to include foreign currency translations that have been deferred in accordance with Statement on Financial Accounting Standards No. 52, and as reported in the Company s annual audited consolidated financial statements.
IV. Eligibility
Employees who are Participants for a Plan Year are not eligible for payments under the Titanium Metals Corporation Employee Cash Incentive Plan for the same Plan Year.
Except in the case of the Participant s death or disability, a Participant must be employed by the Company on the last day of the Plan Year in order to be eligible to receive a Performance-Based Compensation Award under the Plan. However, in the event a Participant is not employed on the last day of the Plan Year because of the Participant s death or disability, any payment of a Performance-Based Compensation Award made in accordance with Section V shall be paid to the Participant s estate or to the disabled Participant at the time the other Performance-Based Compensation Awards are paid to Participants under the Plan.
V. Calculation of Performance-Based Compensation Award
Initially, calculation of Performance-Based Compensation Awards is based solely upon the Company s Return on Equity during each Plan Year. Currently, no Performance-Based Compensation Award shall be payable if the Company s Return on Equity is less than 10%, and no award shall be made under this Section in an amount exceeding 150% of any Participant s Eligible Earnings. Performance-Based Compensation Awards shall be payable solely in accordance with the following schedule, except that no Performance-Based Compensation Award for a Participant shall exceed $2,000,000 for a Plan Year:
Return on Equity  Award As Percentage of Eligible Earnings
Less than 10%     0%
10% or more but less than 30% Percentage equal to Return on Equity times five
(5)
30% or more 150%
The above schedule for any Plan Year may be set or changed by the Compensation Committee during the first ninety days of such Plan Year. In the event the Compensation Committee takes no action prior to the ninetieth day of such Plan Year to change, amend, or rescind the above schedule in effect for the immediately preceding Plan Year, the Return on Equity schedule for such Plan Year shall be deemed to be the above schedule for such immediately preceding Plan Year.
After that period, the Compensation Committee shall have no discretion to make Performance-Based Compensation Awards except in accordance with the above or any revised schedule, except that the Compensation Committee has discretion to award a lesser Performance-Based Compensation Award to a Participant than that set forth in the above schedule. Any Performance-Based Compensation Award shall be paid in a single cash payment as soon as practicable following the completion of the Company s audit for a given Plan Year and certification by the Compensation Committee as set forth in Section VI below.
VI. Certification by Compensation Committee
Notwithstanding any other provision of the Plan to the contrary, no Performance-Based Compensation Award may be paid to a Participant under the Plan until the Compensation Committee certifies in writing that the Company has achieved a Return on Equity of more than 10%, that the award corresponds to the Return on Equity achieved by the Company for the applicable Plan Year in accordance with the schedule in Section V or any revision thereof (unless, in its discretion, the Compensation Committee chooses to make a lower award to a Participant), and that all of the other conditions under the Plan for payment of the award have been met. For the purposes of this Section, the approved minutes of the Compensation Committee meeting in which the certification is made shall be treated as written certification.

VII. Administration
The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full authority to construe and interpret this Plan within the established rules for its administration which are contained in this Plan. The Compensation Committee shall act by the unanimous consent of all of its members.
The Compensation Committee shall have the authority to amend the Plan at any time without notice, provided that any amendment which changes the material terms of the performance goals shall be subject to the approval of the Company s shareholders. The Compensation Committee may revise the terms of the performance goals set forth in Section V which must be met before Performance-Based Compensation Awards may be paid under the Plan; however the revised performance goals must be approved by the shareholders of the Company before the amendment is effective. The material terms of a performance goal are approved by shareholders if, in a separate vote, a majority of the shares present (in person or by proxy) and entitled to vote on the issue are cast in favor of approval. The Compensation Committee shall have the authority to suspend or terminate the Plan at any time without notice.
VIII. Miscellaneous
The Plan is not a contract of employment. No term of the Plan shall be construed to restrict the right of the Company to terminate or change the terms of any Participant s employment with the Company at any time or to confer on any Participant the right to continue in the employ of the Company for any period of time or to continue any Participant s present or any other rate of compensation. No Participant shall have any right to future participation in the Plan.
No right or interest of any Participant in the Plan shall be assignable or transferrable or be subject to any lien, directly, by operation of law, or otherwise, including by execution, levy, garnishment, attachment, pledge, or bankruptcy.
The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local taxes required by law to be withheld with respect to any such payments.
This instrument contains the entire understanding between the Company and the employees participating in the Plan relating to the Plan, and supersedes any prior agreement between the parties, whether written or oral. Neither this Plan nor any provision of the Plan may be waived, modified, amended, changed, discharged or terminated without action by the Compensation Committee.
This Plan shall be construed in accordance with, and shall be governed by the laws of the State of Colorado.
To the extent that any one or more of the provisions of the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.
The section headings are for convenience only and shall not be used in interpreting or construing the Plan.
The Company hereby agrees to the provisions of this Plan, and in witness of its agreement, the Company by its duly authorized officer has executed this Plan, on the date written below.
Titanium Metals Corporation
By:
Title:
Date:





Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado 80202

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 9, 1997

The undersigned hereby appoints Robert E. Musgraves and J. Thomas Montgomery, and each of them, proxy and attorney-in-fact for the undersigned, with full poser of substitution, to vote on behalf of the undersigned at the 1997 Annual Meeting of Stockholders (the Meeting ) of Titanium Metals Corporation, a Delaware corporation ( TIMET ), to be held at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado on Friday, May 9, 1997, at 10:00 a.m. (local time), and at any adjournment or postponement of said Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

           (Continued and to be signed on the reverse side)     SEE REVERSE SIDE


/X/ Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees named in
Item 1 below, FOR approval of the Stock Incentive Plan as set forth in Item 2, and FOR the Senior Executive Cash Incentive Plan as set forth in Item 3.

The Board of Directors recommends a vote FOR each of the director nominees named in Item #1 below and FOR the proposals set forth in Items #2 and #3 below.

1.  Election of Six Directors       FOR ALL                 WITHHELD AS TO ALL
                              (except as marked below)

                              /    /                              /    /

Vote withheld as to the following nominee(s):         Nominees
                                                Andrew R. Dixey, Joseph S.
                                                Compofelice, Edward C.
                                                Hutcheson, Jr., J. Landis
                                                Martin, Hiroomi Mikami, and Gen.
                                                Thomas P. Stafford
_____________________________________

                                    FOR         AGAINST     ABSTAIN

2.   Approval of the Stock Incentive Plan /    /            /   /          /   /

3.   Approval of the Senior Executive
       Cash Incentive Plan                /    /            /   /          /   /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment of postponement thereof; hereby revoking any proxy or proxies heretofore given by the undersigned.



Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name and sign authorized officer s name and title. If a partnership, please sign in partnership name and sign authorized person s name and title.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.


________________________________

________________________________
SIGNATURE(S)                    DATE